UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant [_]

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[_] Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a -12

SCHOLASTIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100
www.scholastic.com

SCHOLASTIC CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held at the Company’s corporate headquarters located at 557 Broadway, New York, New York on Monday, September 21, 2015 at 9:00 a.m., local time, for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.	Electing seven directors to the Board of Directors

2.	Approval of Amendment No. 3 to the Scholastic Corporation Employee Stock Purchase Plan

Matters to be voted upon by holders of the Common Stock

1.	Electing two directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on July 31, 2015 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to be present at the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•	via the Internet at the website indicated on your proxy card;

•	via telephone by calling the toll free number on your proxy card; or

•	by returning the enclosed proxy card.

By order of the Board of Directors

Andrew S. Hedden Secretary August 10, 2015

Important Notice Regarding Availability of Proxy Materials
for the 2015 Annual Meeting of Stockholders to Be Held on September 21, 2015

This Proxy Statement and the Annual Report to Stockholders are available at
www.proxyvote.com

SCHOLASTIC CORPORATION
557 Broadway
New York, New York 10012-3999

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
September 21, 2015

SOLICITATION OF PROXIES

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 557 Broadway, New York, New York at 9:00 a.m., local time, on Monday, September 21, 2015, and at any adjournments thereof.

The Company has made available to you over the Internet or delivered paper copies of this proxy statement, a proxy card and the Annual Report to Stockholders (of which the Company’s 2015 Annual Report on Form 10-K is a part) in connection with the Annual Meeting. The Company is using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet, as well as to request a paper copy by mail, by following the instructions in the notice. In addition, the notice contains instructions for electing to receive proxy materials over the Internet or by mail in future years.

This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015 (the “Annual Report”), are being mailed to those stockholders who are not receiving the notice concerning Internet availability on or about August 10, 2015.

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Shares represented by each proxy properly submitted, either by mail, the Internet or telephone as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•	delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date;

•	providing subsequent telephone or Internet voting instructions; or

•	voting in person at the Annual Meeting.

Any written notice revoking a proxy should be sent to the attention of Andrew S. Hedden, Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, New York 10012-3999.

If you are a Common Stockholder of record submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

If you are a Common Stockholder and you hold your shares beneficially through a broker, bank or other holder of record submitting a proxy, and no instructions are specified, your shares will NOT be voted FOR the election of the directors.

If you are a Class A Stockholder submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors and for Proposal 2.

By submitting a proxy, you authorize the persons named as proxies to use their discretion in voting upon any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

SEC rules permit the Company to deliver only one copy of the proxy statement or the notice of Internet availability of the proxy statement to multiple stockholders of record who share the same address and have the same last name, unless the Company has received contrary instructions from one or more of such stockholders. This delivery method, called “householding,” reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive or have Internet access to separate proxy cards.

If you are a stockholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or you are currently receiving multiple copies of the proxy statement at the same address and wish to receive a single copy, please write to or call the Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012, telephone: (212) 343-6100.

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of Internet availability of the proxy materials and wish to

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receive a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on July 31, 2015 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,656,200 shares of Class A Stock and 31,729,055 shares of Common Stock outstanding.

The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of the Class A Stock (the “Class A Stockholders”), voting as a class, have the right to: (i) fix the size of the Board so long as it does not consist of less than three nor more than 15 directors; (ii) elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board; and (iii) exercise, exclusive of the holders of shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, the Class A Stockholders will vote on the election of seven members of the Board and the holders of Common Stock will vote on the election of two members of the Board. The other proposal set forth in the notice attached to this proxy statement for consideration at the Annual Meeting will be voted on by the Class A Stockholders only. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

The vote required for the election of directors and in respect of the action to be taken under Proposal 2 is specified in the description of each such proposal. In the election of

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directors, withheld votes and abstentions have no effect on the vote. Under the Company’s Bylaws, for the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before Common Stockholders is the election of two directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

Principal Holders of Class A Stock and Common Stock

The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the SEC, a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A Stock or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Richard Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	2,754,218	100%	6,178,137	(3)	17.6%
Barbara Robinson Buckland
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,483,212		7.7%
Mary Sue Robinson Morrill
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	765,296	46.2%	3,113,258	(4)	9.6%
William W. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,514,257	(5)	7.8%
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	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Florence Robinson Ford
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,473,457		7.6%
Andrew S. Hedden
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,458,273	(6)	7.6%
Trust under the Will of
Maurice R. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,331,712		7.2%
Trust under the Will of
Florence L. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	116,676	7.0%	466,676		1.5%
T. Rowe Price Associates, Inc. and
T. Rowe Price Mid-Cap Value Fund, Inc.
100 E. Pratt Street
Baltimore, MD 21202	—	—	5,176,260	(7)	16.3%
Blackrock, Inc.
55 East 52nd Street
New York, NY 10022	—	—	2,317,770	(8)	7.3%
Royce & Associates LLC
745 Fifth Avenue
New York, NY 10151	—	—	3,189,359	(9)	10.0%
Dimensional Fund Advisors LP
Building One
6300 Bee Cave Road
Austin, TX 78746	—	—	2,640,365	(10)	8.3%
Fairpointe Capital LLC
One North Franklin Ste. 3300
Chicago, IL 60606	—	—	2,917,514	(11)	9.2%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	—	—	1,719,927	(12)	5.4%

(1)	Each of Richard Robinson, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson, Florence Robinson Ford, Andrew S. Hedden and the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”) have filed Statements on Schedule 13G with the SEC (the “13G Filings”) regarding beneficial ownership of Common Stock. Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson and Florence Robinson Ford, all of whom are siblings of Richard Robinson, and Andrew S. Hedden, a director and executive officer of the Company, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Richard Robinson and Mary Sue Robinson Morrill are the co-trustees of the Trust under
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the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with shared voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Any acts by the Florence L. Robinson Trust require the approval of each trustee. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock on the Record Date by the following persons was: Richard Robinson—1,988,922 shares (sole voting and investment power), which includes 1,098,018 shares issuable under options to purchase Class A Stock (“Class A Options”) exercisable by Mr. Robinson within 60 days of the Record Date, and 765,296 shares (shared voting and investment power); Barbara Robinson Buckland—648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill—765,296 shares (shared voting and investment power); William W. Robinson—648,620 shares (shared voting and investment power); Florence Robinson Ford—648,620 shares (shared voting and investment power); Andrew S. Hedden—648,620 shares (shared voting and investment power); Maurice R. Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).
(2)	The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock (including the 1,098,018 shares issuable under the Class A Options exercisable within 60 days of the Record Date, in the case of Mr. Robinson) into shares of Common Stock. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock on the Record Date by the following holders was: Richard Robinson—3,379,749 shares (sole voting and investment power), which includes the 1,098,018 shares under the Class A Options exercisable within 60 days of the Record Date held by Mr. Robinson, and 2,798,388 shares (shared voting and investment power); Barbara Robinson Buckland—151,500 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Mary Sue Robinson Morrill —3,113,258 shares (shared voting and investment power); William W. Robinson—170,045 shares (sole voting and investment power) and 2,344,212 shares (shared voting and investment power); Florence Robinson Ford—141,745 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Andrew S. Hedden—126,561 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Maurice R. Robinson Trust—2,331,712 shares (sole voting and investment power); and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).
(3)	Includes 2,754,218 shares of Common Stock issuable on conversion of the Class A Stock (including the 1,098,018 shares issuable under the Class A Options) described in Notes 1 and 2 above; 540,504 shares of Common Stock held directly by Mr. Robinson; 100, 000 shares held in the RR 2014 Revocable Trust; 313,267 shares of Common Stock under options exercisable by Mr. Robinson within 60 days of the Record Date under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”); 300,000 shares of Common Stock under options exercisable by Mr. Robinson within 60 days of the Record Date under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”); 10,732 shares of Common Stock with respect to which Mr. Robinson had voting rights on the Record Date under the Scholastic Corporation 401(k) Savings and Retirement Plan (the “401(k) Plan”); 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 47,886 shares of Common Stock for which Mr. Robinson is custodian under separate custodial accounts for his two sons; 44,247 RSUs scheduled to vest within 60 days of the Record Date under the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”) and 34,191 shares of Common Stock owned by the Richard Robinson Charitable Fund. Does not include an additional 42,790 unvested RSUs under the MSPP. 533,097 shares are pledged to a bank as collateral for a personal loan.
(4)	Does not include an aggregate of 205,908 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee, 2,350 shares held by her daughter-in-law, 4,150 shares held by her son as to which Ms. Morrill disclaims beneficial ownership and 97,275 shares in an insurance trust for which neither Ms. Morrill nor her spouse are trustees.
(5)	Does not include 16,550 shares of Common Stock held under trusts for Mr. William Robinson’s children where his former spouse is a trustee.
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(6)	Includes 3,767 shares of Common Stock held directly by Mr. Hedden; 2,000 shares held in an IRA; 28,184 shares under options exercisable within 60 days of the Record Date under the 2011 Plan; 75,000 shares under options exercisable within 60 days of the Record Date under the 2001 Plan; 1,645 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; 15,965 RSUs scheduled to vest within 60 days of the Record Date under the MSPP; 648,620 shares of Common Stock issuable on conversion of the Class A Stock owned by the Maurice Robinson Trust; and 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust. Does not include 3,970 unvested RSUs under the MSPP and 4,065 unvested RSUs under the 2011 Plan.
(7)	The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G Amendment filed on behalf of Price Associates and the T Rowe Price Mid-Cap Value Fund, Inc. (the “Mid-Cap Value Fund”) dated April 10, 2015, filed with the SEC reporting beneficial ownership on behalf of both Price Associates and the Mid-Cap Value Fund as of March 31, 2015. These shares are owned by various individual and institutional investors, as to which Price Associates serves as investment adviser and Price Associates holds 3,363,660 shares, with sole dispositive power over all such shares and sole voting power over 640,413 of such shares, and the Mid-Cap Value Fund holds 1,812,600 shares, with sole voting power over all such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates and the Mid-Cap Value Fund are deemed to be a beneficial owner of these shares; however, Price Associates and the Mid-Cap Value Fund expressly disclaim that they are, in fact, the beneficial owner of such shares.
(8)	The information for Blackrock, Inc. (“Blackrock”) is derived from a Schedule 13G Amendment, dated January 12, 2015, filed with the SEC reporting beneficial ownership as of December 31, 2014. Blackrock has the sole power to direct investments with regard to all such shares and the sole power to vote 2,246,324 of such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Blackrock is deemed to be a beneficial owner of these shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds of the sale of, these shares.
(9)	The information for Royce & Associates LLC (“Royce”) is derived from a Schedule 13G Amendment, dated January 21, 2015, filed with the SEC reporting beneficial ownership as of December 31, 2014. Royce has the sole power to vote and direct investments with regard to all such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Royce is deemed to be a beneficial owner of these shares. Various accounts managed by Royce have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. The interest of one account, Royce Special Equity Fund, an investment company registered under the Investment Company Act of 1940 and managed by Royce, amounted to 2,725,000 shares, over 5% of the total shares outstanding of the Company’s Common Stock.
(10)	The information for Dimensional Fund Advisors LP (“Dimensional Fund”) is derived from a Schedule 13G Amendment, dated February 5, 2015, filed with the SEC reporting beneficial ownership as of December 31, 2014. Dimensional Fund serves as investment adviser to certain investment companies and as investment manager to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an advisor or subadvisor to certain funds. The Funds own these shares, and in its role as investment advisor, subadvisor and/or manager, Dimensional Fund or its subsidiaries (collectively, “Dimensional”) has the sole power to direct investments with regard to all such shares and the sole power to vote 3,564,855 of such shares. The funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held in their respective accounts. For purposes of the reporting requirements of the Exchange Act, Dimensional Fund is deemed to be a beneficial owner of these shares; however, Dimensional Fund expressly disclaims that it is, in fact, the beneficial owner of such shares.
(11)	The information for Fairpointe Capital LLC (“Fairpointe”) is derived from a Schedule 13G Amendment, dated February 4, 2015, filed with the SEC reporting beneficial ownership as of December 31, 2014. Fairpointe has the sole power to vote with regard to 2,816,540 of such shares, the sole power to direct investments with regard to 2,859,714 of such shares and the shared power to direct investments with regard to 57,800 of such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Fairpointe is deemed to be a beneficial owner of these shares.
(12)	The information for The Vanguard Group (“Vanguard”) is derived from a Schedule 13G Amendment, dated February 9, 2015, filed with the SEC reporting beneficial ownership as of December 31, 2014. Vanguard has the sole power to vote with regard to 34,102 shares and the sole power to direct investments with regard to 1,687,425 of such shares and the shared power to direct investments with regard to 32,502 of
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such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Vanguard is deemed to be a beneficial owner of these shares.

Change of Control Arrangement for Certain Class A Stockholders

Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and Richard Robinson, the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson will have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Richard Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Richard Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Richard Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Richard Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Mr. Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust will have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Mr. Robinson will be free to accept the Control Offer and to sell his shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Mr. Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and persons who are the beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of the Company’s equity securities with the SEC. The reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16 reports they file. Based on a review of the copies of such forms furnished to the Company and other written representations that no other reports were required during the fiscal year ended May 31, 2015, the Company believes all of its directors, executive officers and greater than ten percent beneficial owners timely filed all Section 16(a) reports required during such fiscal year.

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Share Ownership of Management

On the Record Date, July 31, 2015, each director, director nominee and Named Executive Officer reported under the caption “Executive Compensation” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as set forth in the table below. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or will become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock			Common Stock
	Amount and			Amount and
	Nature of			Nature of
	Beneficial		Percent	Beneficial		Percent
	Ownership		of	Ownership		of
Name	(1)		Class	(1)		Class
Directors and Nominees
Richard Robinson	2,754,218	(2)	100%	6,178,137	(3)	17.6%
Andrés Alonso**	—		—	0		*
James W. Barge	—		—	32,954	(4)	*
Marianne Caponnetto	—		—	20,354	(5)	*
John L Davies	—		—	3,560	(6)	*
Andrew S. Hedden	648,620	(2)	39.2%	2,458,273	(7)	7.6%
Mae C. Jemison	—		—	37,558	(8)	*
Katrina Lane**	—		—	0		*
Peter M. Mayer	—		—	53,204	(9)	*
Augustus K. Oliver	—		—	27,065	(10)	*
Richard M. Spaulding	—		—	172,612	(11)	*
Peter Warwick	—		—	3,560	(12)	*
Margaret A. Williams	—		—	20,354	(13)	*
Named Executive Officers
Richard Robinson	2,754,218	(2)	100%	6,178,137	(3)	17.6%
Maureen O’Connell	—		—	176,476	(14)	*
Judith Newman	—		—	154,192	(15)	*
Margery Mayer	—		—	111,825	(16)	*
Andrew S. Hedden	648,620	(2)	39.2%	2,458,273	(7)	7.6%
Alan J. Boyko	—		—	141,094	(17)	*
All directors, director nominees and executive officers as a group (17 persons)	2,754,218	(2)	100%	7,259,506	(18)	20.2%

*	Less than 1.0%
**	Nominee
(1)	Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.
(2)	See the information with respect to Richard Robinson and Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.
(3)	See the information with respect to Richard Robinson under “Principal Holders of Class A Stock and Common Stock” above.
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(4)	Includes 8,631 shares of Common Stock held directly by Mr. Barge, 23,071 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the Scholastic Corporation 2007 Outside Directors Stock Incentive Plan or the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (together, the “2007 Plan”) and 1,252 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.
(5)	Includes 5,031 shares of Common Stock held directly by Ms. Caponnetto, 14,071 shares of Common Stock under options exercisable by Ms. Caponnetto within 60 days of the Record Date under the 2007 Plan and 1,252 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.
(6)	Includes 2,308 shares of Common Stock under options exercisable by Mr. Davies within 60 days of the Record Date under the 2007 Plan and 1,252 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.
(7)	See the information with respect to Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above.
(8)	Includes 7,235 shares of Common Stock held directly by Ms. Jemison, 29,071 shares of Common Stock under options exercisable by Ms. Jemison within 60 days of the Record Date under 2007 Plan and 1,252 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.
(9)	Includes 16,131 shares of Common Stock held directly by Mr. Mayer, 6,750 shares of Common Stock held in an IRA, 29,071 shares of Common Stock under options exercisable by Mr. Mayer within 60 days of the Record Date under the 2007 Plan and 1,252 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.
(10)	Includes 11,505 shares of Common Stock held directly by Mr. Oliver, 14,308 shares of Common Stock under options exercisable by Mr. Oliver within 60 days of the Record Date under the 2007 Plan and 1,252 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.
(11)	Includes 6,831 shares of Common Stock held directly by Mr. Spaulding and 141,458 shares of Common Stock held in the Spaulding Family Trust, 20,071 shares of Common Stock under options exercisable by Mr. Spaulding within 60 days of the Record Date under the 2007 Plan, 3,000 shares of Common Stock under options exercisable by Mr. Spaulding within 60 days of the Record Date under the 2001 Plan and 1,252 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.
(12)	Includes 2,308 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2007 Plan and 1,252 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.
(13)	Includes 5,031 shares of Common Stock held directly by Ms. Williams, 14,071 shares of Common Stock under options exercisable by Ms. Williams within 60 days of the Record Date under the 2007 Plan and 1,252 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.
(14)	Includes 5,352 shares of Common Stock held directly by Ms. O’Connell, 25 shares of Common Stock owned by Ms. O’Connell’s minor son, 54,763 shares of Common Stock under options exercisable by Ms. O’Connell within 60 days of the Record Date under the 2011 Plan, 102,783 shares of Common Stock under options exercisable by Ms. O’Connell within 60 days of the Record Date under the 2001 Plan, 3,290 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan and 10,263 RSUs scheduled to vest within 60 days of the Record Date under the MSPP. Does not include an additional 5,028 unvested RSUs under the MSPP and 5,390 unvested RSUs under the 2011 Plan.
(15)	Includes 17,316 shares of Common Stock held directly by Ms. Newman, 82,047 shares of Common Stock under options exercisable by Ms. Newman within 60 days of the Record Date under the 2011 Plan, 43,800 shares of Common Stock under options exercisable by Ms. Newman within 60 days of the Record Date under the 2001 Plan, 3,850 RSUs vested under the 2001 Plan, 1,523 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan and 5,656 RSUs vested or scheduled to vest within 60 days of the Record Date under the MSPP. Does not include an additional 8,331 unvested RSUs under the MSPP and 2,951 unvested RSUs under the 2011 Plan.
(16)	Includes 47,560 shares of Common Stock held directly by Ms. Mayer, 42,442 shares of Common Stock under options exercisable by Ms. Mayer under the 2011 Plan, 14,250 shares of Common Stock under options exercisable by Ms. Mayer under the 2001 Plan and 7,573 vested RSUs under the 2011 Plan.
(17)	Includes 29,167 shares of Common Stock held directly by Mr. Boyko, 42,442 shares of Common Stock under options exercisable by Mr. Boyko within 60 days of the Record Date under the 2011 Plan, 58,720 shares of Common Stock under options exercisable by Mr. Boyko within 60 days of the Record Date under
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the 2001 Plan, 1,645 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan, 5,131 RSUs scheduled to vest within 60 days of the Record Date under the MSPP and 3,989 shares held under the 401(k) Plan. Does not include an additional 3,396 unvested RSUs under the MSPP and 5,928 unvested RSUs under the 2011 Plan.
(18)	Includes 2,754,218 shares of Common Stock issuable on conversion of the Class A Stock (including the 1,098,018 shares issuable under the Class A Options) described in Notes 1 and 2 under “Principal Holders of Class A Stock and Common Stock” above; 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 47,886 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for his two sons; and 34,191 shares owned by the Richard Robinson Charitable Fund and 100,000 shares in the RR 2014 Trust. Also includes an aggregate of 704,061 shares of Common Stock held directly and 141,483 shares beneficially owned by all directors and executive officers as a group; an aggregate of 563,145 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2011 Plan; an aggregate of 597,553 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2001 Plan; an aggregate of 130,350 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2007 Plan; an aggregate of 18,000 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 1997 Plan; an aggregate of 15,676 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; 3,850 RSUs vested under the 2001 Plan; an aggregate of 11,268 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan; an aggregate of 81,262 RSUs scheduled to vest within 60 days of the Record Date under the MSPP; 8,750 shares of Common Stock held in IRAs; and an aggregate of 14,721 shares of Common Stock with respect to which members of the group had voting rights as of the Record Date under the 401(k) Plan. Does not include an aggregate of 63,515 unvested RSUs under the MSPP and an aggregate of 21,108 unvested RSUs under the 2011 Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2015 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which an executive officer of the Company serves on the board of directors.

Human Resources and Compensation Committee Report

The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report.

John L. Davies, Chairperson Marianne Caponnetto Peter M. Mayer Peter Warwick
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COMPENSATION DISCUSSION AND ANALYSIS

The Company’s compensation programs for its executive officers and other senior management are administered by the Human Resources and Compensation Committee (“HRCC”), which is composed solely of independent directors as defined by NASDAQ rules. The Company’s overall objective is to maintain compensation programs that foster the short-term and long-term goals of the Company and its stockholders while attracting, motivating and retaining qualified individuals.

The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial position and financial performance. They have been developed with the assistance of the Human Resources Department, as well as independent executive compensation consultants retained by the HRCC. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees-Human Resources and Compensation Committee” and “Corporate Governance-HRCC Procedures” in “Matters Submitted to Stockholders-Proposal 1: Election of Directors,” below.

The HRCC regularly reviews the Company’s compensation programs and considers appropriate methods to tie the executive compensation program to performance and to further strengthen management’s alignment with stockholders.

Compensation Philosophy and Objectives

Pay Competitively	•	The Company’s goal is to provide a competitive compensation framework, taking into account the financial position and performance of the Company, individual contributions, teamwork, divisional or group contributions and the external market in which the Company competes for executive talent.
	•	The Company, through competitive compensation policies, strives to foster the continued development of the Company’s operating segments, which in turn builds stockholder value.
	•	In determining the compensation of its Named Executive Officers, the Company seeks to achieve its compensation objectives through a combination of fixed and variable compensation.
	•	The Company reviews the executive compensation of a broad group of companies in the publishing, media, technology and education industries for comparative purposes. In addition, the companies included in the specific compensation peer group are selected based upon several criteria, including size of company by revenues, relevant industry and other factors.
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Pay for Performance	•	The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each Named Executive Officer and the overall financial performance of the Company.
	•	As applicable to business unit executives, the performance of a specific business unit for which an executive is responsible, or group of which such business unit is a part, may also be used to create a link between the achievement of divisional and group financial goals and the overall financial performance of the Company.
Executives as Stockholders	•	The Company’s compensation practices are also designed to link a portion of each Named Executive Officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards, including stock options and restricted stock units.

Peer Group Analysis

The Company reviews the compensation practices of selected peer companies to use as a general frame of reference, but it does not formally benchmark its compensation against that of such peer companies. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included but were not limited to the following: Barnes & Noble Inc., Career Education Corporation, Houghton Mifflin Harcourt Company, Meredith Corporation, Pearson plc, Reed Elsevier plc, E. W. Scripps Company, Graham Holdings Co. and John Wiley & Sons, Inc. There has been no change to the Company’s peer group from fiscal 2014. Additionally, in analyzing its executive compensation, from time to time the Company reviews general industry compensation surveys provided by consulting firms, as well as more focused surveys covering a broad base of media companies.

Components of Executive Compensation

The following chart provides a brief overview of each of the elements of compensation. A more detailed description of each compensation element follows this chart.

Compensation Element		Objective		Key Features
Fixed
Base Salary	•	To establish a fixed level of compensation principally tied to day-to-day responsibilities	•	Base salary is determined taking into account several factors, including individual job performance, salary history, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more complex initiatives, such as new product development, or positions that require considerable creative talent, creative marketing capability or digital skills, or the management of those providing such creative content, marketing and digital expertise.

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Compensation Element		Objective		Key Features
Variable
Annual Performance-Based Cash Bonus Awards	•	To provide a reward based upon the achievement of the Company’s financial, operating and strategic goals established for the year	•	Through the use of annual bonus awards, the HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance which, in the case where the executive officer is responsible for an operating unit of the Company, may also include business unit or segment performance, as well as group performance.
Long-Term Incentive Compensation	•	To align the long-term interests of the executives and the Company’s stockholders	•	Stock options, which typically vest ratably over four years, producing value for executives and employees only if the Common Stock price increases over the exercise price.
			•	Restricted stock units, which convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, generally over a four year period, serving as a retention tool as well as increasing stock ownership.
Other Equity-Based Incentives and Benefit Plans	•	To attract and retain highly qualified talent and maintain market competitiveness	•	The Company’s executives participate in the 401(k) Plan on the same terms as all employees.
			•	The ESPP provides a method for all employees, including executives, to purchase Common Stock at a 15% discount.
			•	The MSPP permits senior management to defer receipt of all or a portion of their annual cash bonus payments in order to acquire restricted stock units at a 25% discount.

Base Salary

Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, including those of the Named Executive Officers, the HRCC considers several factors, as described under “Base Salary” in the above chart. In considering annual base salary increases, Company financial performance is also taken into consideration.

Consistent with the Company’s policy for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually in September and any increases, based on the compensation objectives discussed above, are generally effective on October 1 of each year. For fiscal 2015, the HRCC’s independent compensation consultant conducted an annual compensation review of market comparisons using both survey data and information from the most recent proxy statements for the peer group indicated above. No market adjustments to base salary for fiscal 2015 were recommended as a result of this review. Accordingly, for fiscal 2015 there were no increases in the base salaries of the Named Executive Officers.

Annual Performance-Based Cash Bonus Awards

The HRCC ties a meaningful portion of each Named Executive Officer’s total potential compensation to Company performance, which, in the case where a Named Executive Officer is responsible for an operating unit of the Company, may also include business unit, segment or group performance, through the use of annual cash bonus awards. In setting financial and operating performance targets, which are established early in the

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fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business unit, segment or group. In each case, whether considering the Company as a whole or an executive’s business unit, segment or group, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s financial performance or that of the business unit, segment or group. The continued focus of the annual bonus element of compensation has been to align the interests of senior management, including the Named Executive Officers, with the Company’s financial, operating and strategic goals for the relevant fiscal year and primarily to encourage the achievement of the Company’s key financial and operating goals for such fiscal year, with the focus on overall Company performance, as well as group performance if targets were exceeded.

Potential bonus awards for senior management and other eligible employees are set and determined under the Company’s Management Incentive Plan (“MIP”) or in the case of selected executives, including the Named Executive Officers, under the Company’s Executive Performance Incentive Plan (“EPIP”), which is designed to be exempt from the application of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Upon the recommendation of the Chief Executive Officer, made at the time annual fiscal year targets are established, targets may also be established to reflect certain other Company objectives, such as revenue growth, expense management, strategic development, organizational effectiveness or demonstration of the achievement of certain cross-departmental company or specific individual goals. Under the EPIP, the Company retains the discretion to decrease, but not increase, the total bonus paid thereunder to a Named Executive Officer.

Fiscal 2015 Bonuses

For each of the Named Executive Officers, individual EPIP bonus potentials for fiscal 2015 were dependent upon the achievement of Company or business group targets as indicated in the chart below, with the potential bonus payout for each executive ranging from 0% to 150% of the target bonus amount.

As discussed above, the annual bonus awards are generally designed to reward for Company-wide measurable performance, as well as certain other indicators of performance. With respect to fiscal 2015, the HRCC set the EPIP performance targets for the Named Executive Officers primarily based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2015 operating plan. A corporate bonus pool was to be funded based upon the achievement of the Corporate Operating Income target, and the EPIP bonuses for all of the Named Executive Officers were to be solely based on achievement of that corporate metric up to the target bonus opportunity. Assuming the Corporate Operating Income target was met for fiscal 2015, the portion of the corporate bonus pool resulting from any performance above target would then be proportionally divided based on Corporate Operating Income and, for certain of the Named Executive Officers, the Group Operating

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Income relative contribution in accordance with the table below. Corporate Operating Income was defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding non-standard items (e.g., one-time items as discussed in earnings releases or calls and press releases, legal or tax settlements, changes to accounting policies or impaired assets). For those Named Executive Officers, as well as other senior management, in the Children’s Book Group or Education Group, the achievement of Group Operating Income was based on the Operating Income of the Children’s Book Group or Education Group, as applicable.

Funding Metrics	Corporate Operating Income to		Corporate Operating Income
	the extent it is less than or equal to target		to the extent it is greater than target
Participants	Corporate Operating Income	Group Operating Income	Corporate Operating Income	Group Operating Income
Named Executive Officers (Children’s Book Group and Education Group)	100%	0%	0%	100%
Named Executive Officers (Staff)	100%	0%	100%	0%

Target bonus amounts are stated as a percent of base salary. As part of the annual compensation review referred to in the base salary discussion above, for fiscal 2015 no changes were recommended to the target bonus amounts for the Named Executive Officers.

As a result of the sale of the Company’s Educational Technology and Services (“Ed Tech”) business to Houghton Mifflin Harcourt on May 29, 2015, the Ed Tech business became classified as a discontinued business accounted for in Discontinued Operations and, accordingly, the operating results of the Ed Tech business were excluded from the determination of whether the Corporate Operating Income target for 2015 was met for the purposes of the EPIP, or the extent to which it was met, since the Ed Tech business was not a continuing operation as reported in the Company’s audited financial statements for fiscal 2015. In addition, since one of the Named Executive Officers, Margery Mayer, who served as an Executive Vice President of the Company with principal responsibility for the Ed Tech business, became an employee of Houghton Mifflin Harcourt upon completion of the sale, she was not eligible to receive a bonus under the EPIP in respect of fiscal 2015.

For fiscal 2015, the Company achieved Corporate Operating Income of $79.6 million (excluding the results of the Ed Tech business), which exceeded the target amount, as adjusted for the sale of the Ed Tech business, and above the threshold for bonus payout under the EPIP. The HRCC considered the foregoing factors, including the achievement of Corporate Operating Income in excess of the target, which would have permitted the payout of a bonus pool at 120% of the target pool, and the exclusion of the operating results of the Ed Tech business from the calculation of Corporate Operating Income, since these results were excluded from such calculation in accordance with the terms of the MIP and EPIP, and

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determined that, based on the combination of these factors, it was appropriate for the bonus pool payout in respect to fiscal 2015 to be capped at 100% of the target pool rather than at the higher percentage of 120% of the target pool. Based on the foregoing, the HRCC approved bonuses to be paid under the EPIP to the Named Executive Officers (other than Margery Mayer as previously discussed) as provided in the table below.

Named Executive	Fiscal 2015 Bonus Amount	Actual Bonus payout as a percentage of base salary	Target Bonus payout as a percentage of base salary
Richard Robinson	$1,212,500	125%	125%
Maureen O’Connell	$712,500	95%	95%
Judith Newman	$472,150	70%	70%
Andrew Hedden	$450,000	75%	75%
Alan J. Boyko	$385,000	70%	70%

Fiscal 2016 Targets

As discussed above, the annual bonus awards are generally designed to reward for Company-wide measurable performance, as well as certain other indicators of performance. With respect to fiscal 2016, the HRCC has again set the EPIP performance targets for the Named Executive Officers primarily based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2016 operating plan. A corporate bonus pool will be funded based upon the achievement of the Corporate Operating Income target, and the EPIP bonuses for all of the Named Executive Officers will be solely based on achievement of that corporate metric up to the target bonus opportunity. Assuming the Corporate Operating Income target is met for fiscal 2016, the portion of the corporate bonus pool resulting from any performance above target will then be proportionally divided based on Corporate Operating Income and the Group Operating Income relative contribution in accordance with the table below. Corporate Operating Income is defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding non-standard items (e.g., one-time items as discussed in earnings releases or calls and press releases, legal or tax settlements, changes to accounting policies or impaired assets.) For those Named Executive Officers, as well as other senior management, in the Children’s Book Group, the achievement of Group Operating Income will be based on the Operating Income of the Children’s Book Group.

Funding Metrics	Corporate Operating Income		Corporate Operating Income
	to the extent that it is		to the extent that it is
	less than or equal to target		greater than target
Participants	Corporate Operating Income	Group Operating Income	Corporate Operating Income	Group Operating Income Relative Contribution
Named Executive Officers (Children’s Book Group)	100%	0%	0%	100%
Named Executive Officers (Staff)	100%	0%	100%	0%
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For 2016, if the Corporate Operating Income threshold of 90% of the target amount is achieved, the bonus pool will be funded at 50% of the bonus target amount. If Corporate Operating Income is not achieved at 90% of target, a discretionary pool may, if determined by the HRCC, be funded within the range of 20-25% of the actual funding to be used for retention purposes for the top 10-20% highest performing employees based on recommendations to the HRCC resulting from individual performance analyses by the Human Resources Department. In the event such a discretionary pool was funded and used to pay bonuses to Named Executive Officers, such bonuses would not be covered under the EPIP, but would be considered supplemental bonuses subject to the deduction limits of Section 162(m) of the Code.

Also, for 2016, in the event that the Corporate Operating Income target is exceeded, the bonus pool may be increased to fund up to a maximum of 150% of the target amount for the purposes of the EPIP. While individual payouts can be adjusted based on individual performance, in no case can the sum of all individual payouts exceed the total of the available corporate bonus pool.

Special Supplemental Bonuses for Fiscal 2015 and Fiscal 2016

On August 6, 2014, the HRCC approved a special incentive bonus, in the amount of $500,000, for Maureen O’Connell in respect to her lead responsibility for a specific organizational assignment and her performance of certain additional work required for the assignment. In order to ensure her continued involvement in this work, the payment date of the bonus was deferred to December 15, 2014 and conditioned upon Ms. O’Connell remaining in the employ of the Company on that date. The bonus was paid on December 15, 2014 and is included for fiscal 2015 in the Summary Compensation Table on page 23 below.

On May 21, 2015, the HRCC approved special equity incentive bonuses for Maureen O’Connell and Andrew S. Hedden, such bonuses to be made on August 3, 2015 in the form of grants of restricted stock units, having a market value of $600,000, in the case of Ms. O’Connell, and $350,000, in the case of Mr. Hedden, such value to be as determined in accordance with the terms of the 2011 Plan. The grants, each of which vests in three equal cumulative annual installments commencing on the first anniversary of August 3, 2015 and each anniversary thereafter and otherwise is subject to the terms and conditions provided in the 2011 Plan, were made based on their responsibility for the consummation of the sale of the Ed Tech business and their efforts in connection therewith. Such grants, which will be made in fiscal 2016, are not included in the Summary Compensation Table included herein.

Upon the closing of sale of the Ed Tech business, Margery Mayer retired as an employee of the Company and became an employee of Houghton Mifflin Harcourt (“HMH”). In connection with Ms. Mayer’s retirement as an employee of the Company and accepting employment with HMH, and in view of Ms. Mayer’s twenty-five year tenure with the Company and her successful efforts in building the Ed Tech business, the Company agreed

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that Ms. Mayer (i) would receive from the Company a special cash bonus payment in the amount of $350,000,which amount was paid on June 5, 2015 and is included in the Summary Compensation Table; (ii) conditioned upon Ms. Mayer using her reasonable best efforts to help foster cooperative efforts on the part of the representatives of HMH and the Company to further the smooth transition of the Ed Tech Business to HMH under a transition services agreement between HMH and the Company, including participating as requested in meetings of the representatives of the parties contemplated under such transition services agreement, subject to such efforts not interfering with Ms. Mayer’s regular duties at HMH, would receive from the Company two additional special cash bonuses, each in the amount of $175,000 (or an aggregate of $350,000), payable within five business days of the first and second anniversaries of the closing, respectively, or, if earlier, the end of the transition period under such transition services agreement, provided that, in the event Ms. Mayer’s employment with HMH terminates before the second anniversary of the closing due to death or permanent disability or due to her employment being involuntarily terminated by HMH without Cause (as defined), Ms. Mayer or her estate will be entitled to immediately receive, within five business days following such termination of her employment with HMH, any balance of the $350,000 remaining unpaid at that date. In addition, the HRCC approved the accelerated vesting of 3,100 restricted stock units and 5,299 stock options. The costs for the revised grant date fair market values of the accelerated stock option and restricted stock unit awards under ASC 718 are also included as Stock Awards and Option Awards (in addition to the original grant costs) in the Summary Compensation Table.

Long-Term Incentive Compensation

The HRCC determines the awards of long-term compensation through equity incentives (in the form of stock options and restricted stock units) granted to executive officers, including the Named Executive Officers and senior management, as well as other eligible employees.

The practice of the HRCC is to consider:

•	Annual equity grants to key employees, including the Named Executive Officers and other executive officers and members of senior management, at its regularly scheduled meeting in either July or September.

•	Equity grants at other times depending upon circumstances such as promotions, new hires or special considerations.

From September 2001 through July 2011, most of the equity awards were made under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”), which provided for the grant of non-qualified stock options, incentive stock options, restricted stock and other stock-based awards. Only non-qualified stock options and restricted stock units were granted under the 2001 Plan, which expired in July 2011. The Company currently makes its grants of stock options and restricted stock units under the Scholastic Corporation 2011 Stock

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Incentive Plan (as amended, the “2011 Plan”), which was approved by the Board in July 2011 and by the Class A stockholders in September 2011.

The HRCC has determined that its current practice should continue to be to generally consider the award of restricted stock units and stock options, including a combination of both in most cases, which determination reflects the desire to maintain a strong long-term equity component in executive compensation and to reduce, through the restricted stock unit component, the number of equity units required to provide such component. Accordingly, the Company currently utilizes grants of stock options, restricted stock units or a combination of both to qualified executives, including the Named Executive Officers.

Options to Purchase Common Stock and Restricted Stock Units

During fiscal 2015, the HRCC granted equity-based awards to the Named Executive Officers and certain other members of senior management and to certain newly-hired employees to fulfill contractual obligations or commitments. These grants were made in the form of stock options, restricted stock units or a combination of both.

Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the fair market value of the Common Stock on the date of grant, calculated as the average of the high and low prices on the date of grant. The Company historically has calculated the exercise price of stock options by this method, which it believes gives a fair market value and eliminates price fluctuations during the day that the grant is made. Stock options granted by the HRCC normally vest in 25% annual installments beginning on the first anniversary of the grant date and expire after ten years.

Restricted stock units granted under the 2011 Plan convert automatically into shares of Common Stock on a one-to-one basis upon vesting. The 2011 Plan does not permit the deferral of restricted stock units, and the vesting of restricted stock units is generally in four equal annual installments beginning with the first anniversary of the date of grant. Through vesting and forfeiture provisions, both stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company.

The specific fiscal 2015 grants to the Named Executive Officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2015 is set forth below in the “Outstanding Equity Awards at May 31, 2015” table. The HRCC made its long-term incentive compensation grants for fiscal 2015 in September 2014. These grants represent an annual award for each of the Named Executive Officers.

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Equity Awards for the Chief Executive Officer

In 2004, the HRCC concluded that Mr. Robinson’s long-term incentive compensation opportunities had been significantly below those made available to the chief executive officers of other companies in the publishing, media and education industries reviewed by the HRCC. As a result of its review of this issue, taking into account Mr. Robinson’s overall compensation, the Company adopted the Scholastic Corporation 2004 Class A Stock Incentive Plan (the “Class A Plan”), which was designed to enable options to be granted to Mr. Robinson to acquire Class A Stock (“Class A Options”). The HRCC concluded that the Class A Plan was in the best interests of the Company and its stockholders since options granted thereunder would, in its opinion, be a significant motivating factor for Mr. Robinson and would also reflect Mr. Robinson’s stated intention to treat any long-term incentive compensation opportunities provided to him under the Class A Plan as a long-term investment in the Company. Mr. Robinson was the only eligible participant in the Class A Plan. Mr. Robinson received a total of 1,499,000 Class A Options under the Class A Plan during the period 2004 through 2008, at which time the program contemplated by the Class A Plan was completed.

Since completion of the program contemplated by the Class A Plan, long-term incentives provided to Mr. Robinson have been in the form of options to purchase Common Stock. For fiscal 2011, 2012, 2014 and 2015, Mr. Robinson was granted options under the 2001 Plan or the 2011 Plan to purchase 250,000 shares of Common Stock, 224,152 shares of Common Stock, 198,789 shares of Common Stock and 182,975 shares of Common Stock, respectively, in each case at the same time as the long-term incentive grants were also awarded to other executive officers and senior management. No grant was made to Mr. Robinson for fiscal 2013.

Information regarding the equity awards held by Mr. Robinson as of the end of fiscal 2015 is set forth in the “Outstanding Equity Awards” at May 31, 2015 table below.

Other Equity-Based Incentives

The Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”) were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including the Named Executive Officers other than Mr. Robinson. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each calendar quarter.

Under the MSPP, which was adopted in 1999 in order to provide an additional incentive for senior management, including the Named Executive Officers, to invest in Common Stock through the use of their cash bonuses paid under the MIP or EPIP, eligible

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members of senior management may use such annual cash bonus payments on a tax-deferred basis to purchase restricted stock units in the Company at a 25% discount from the lowest closing price in the fiscal quarter in which the bonus is paid.

With respect to fiscal 2015, senior management participants were permitted to defer receipt of all or a portion of their annual cash bonus payments, which will be used to acquire restricted stock units (“RSUs”) at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2015. The deferral period chosen by the participants may not be less than the three-year vesting period for the RSUs, with the first three years of deferral running concurrently with the vesting period. Upon expiration of the applicable deferral period, the RSUs are converted into shares of Common Stock on a one-to-one basis. During fiscal 2015, seven members of senior management elected to participate in the MSPP.

The chart below reflects the allocation by each of the Named Executive Officers of his or her bonus to the MSPP for fiscal 2015, with the exception of Ms. Mayer, who did not earn a bonus for fiscal 2015.

Named Executive Officer	Fiscal 2015 Bonus amount	% allocation to the MSPP for Fiscal 2015 Bonus	Dollar amount of Bonus to be used for the purchase of RSUs on 9/1/2015
Richard Robinson	$1,212,500	100%	$1,212,500
Maureen O’Connell	$712,500	20%	$142,500
Judith Newman	$472,150	50%	$236,075
Andrew Hedden	$450,000	25%	$112,500
Alan J. Boyko	$385,000	25%	$96,250

Results of Stockholder Advisory Votes on Compensation of Named Executive Officers

At the 2011 Annual Meeting of Stockholders and the 2014 Annual Meeting of Stockholders, the Class A Stockholders approved the fiscal 2011 and fiscal 2014 compensation, respectively, for the Company’s Named Executive Officers, including the policies and practices related thereto. The Company believes this vote reflected the general satisfaction of the Class A Stockholders with the Company’s compensation philosophy for the Named Executive Officers. Accordingly, the HRCC continued to apply the same general principles in determining the amounts and types of executive compensation for fiscal 2015 as outlined in the Company’s compensation philosophy and framework described above. In addition, at the 2011 Annual Meeting of Stockholders, the Class A Stockholders approved a determination that the Company hold advisory votes on Named Executive Officer compensation once every three years. As a result, the next advisory vote on Named Executive Officer compensation will take place at the Annual Meeting in respect of the fiscal 2017 compensation for the Company’s Named Executive Officers, including the policies and practices related thereto.

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SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2015, May 31, 2014 and May 31, 2013 as indicated below, including one person who would have been included in the table had she remained an executive officer at May 31, 2015. Since Mr. Boyko became a Named Executive Officer for the first time in fiscal 2014, compensation information for Mr. Boyko is presented in the Summary Compensation Table and the other tables which follow, including the related notes thereto, only for fiscal 2014 and fiscal 2015.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards(5) ($)	Option Awards(6) ($)	Non-Equity Incentive Plan Compensation(7) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(8) ($)		All Other Compen- sation(10) ($)	Total ($)
Richard Robinson	2015	$970,000		$0		$0	$2,299,996	$1,212,500	$127,575	(9)	$499,416	$5,109,487
Chairman of the Board,	2014	$970,000		$0		$0	$2,299,989	$1,017,979	$40,020		$89,445	$4,417,433
Chief Executive Officer	2013	$1,007,308	(1)	$0		$0	$0	$0	$55,393		$517,101	$1,579,802
and President
Maureen O’Connell	2015	$750,000		$500,000	(2)	$209,994	$490,005	$712,500	$97		$83,223	$2,745,819
Executive Vice President,	2014	$750,000		$0		$209,983	$490,011	$598,194	$542		$41,198	$2,089,928
Chief Administrative	2013	$778,847	(1)	$450,000	(3)	$0	$0	$0	$313		$132,041	$1,361,201
Officer and Chief
Financial Officer
Judith Newman	2015	$674,500		$0		$104,997	$245,003	$472,150	$1,761		$114,518	$1,612,929
Executive Vice President	2014	$674,501		$0		$104,992	$544,999	$396,403	$1,581		$26,532	$1,749,008
and President, Scholastic	2013	$694,451	(1)	$0		$0	$0	$0	$4,966		$88,843	$788,260
Book Clubs
Margery Mayer	2015	$714,200		$350,000	(4)	$138,198	$241,081	$0	$1,986		$22,785	$1,468,250
Executive Vice President	2014	$687,885		$0		$104,992	$544,999	$411,390	$1,771		$25,882	$1,776,919
and President, Scholastic	2013	$690,577	(1)	$0		$0	$0	$0	$3,448		$21,101	$715,126
Education
Andrew S. Hedden	2015	$600,000		$0		$104,997	$245,003	$450,000	$0		$59,422	$1,459,422
Executive Vice President	2014	$600,000		$0		$104,992	$245,000	$377,807	$0		$22,671	$1,350,470
and General Counsel	2013	$623,077		$0		$0	$0	$0	$0		$172,700	$795,777
Alan J. Boyko	2015	$550,000		$0		$104,997	$245,003	$385,000	$1,841		$68,366	$1,355,207
President, Scholastic	2014	$513,463	(1)	$0		$104,992	$544,999	$323,235	$1,646		$40,594	$1,528,929
Book Fairs, Inc.

(1)	For fiscal year June 1, 2012 through May 31, 2013, there were 27 instead of the usual 26 pay periods for Mr. Robinson, Ms. O’Connell, Ms. Newman, Ms. Mayer and Mr. Hedden. For fiscal year June 1, 2013 through May 31, 2014, there were 27 instead of the usual 26 pay periods for Mr. Boyko.

(2)	Represents a special incentive bonus approved by the HRCC relating to a specific organizational assignment undertaken by Ms. O’Connell, which was approved in August 2014 and paid in December 2014.

(3)	Represents a special incentive bonus approved by the HRCC relating to Ms. O’Connell’s successfully achieving targeted results in directing a significant company-wide cost cutting initiative.

(4)	Represents a special bonus payment in connection with the sale of the Ed Tech business. Ms. Mayer retired from the Company and became an employee of Houghton Mifflin Harcourt on May 29, 2015 in connection with such sale.

(5)	Represents the grant date fair value under FASB ASC Topic 718 of awards of restricted stock units granted to the Named Executive Officers in the fiscal year indicated and, for 2015, the incremental fair value resulting from the accelerated vesting of certain of Ms. Mayer’s restricted stock units. Assumptions used in determining the fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report,
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disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2015, 2014 or 2013 for the Named Executive Officers.

(6)	Represents the grant date fair value under FASB ASC Topic 718 of awards of stock options granted to the Named Executive Officers in the fiscal year indicated and, for 2015, the incremental fair value resulting from the accelerated vesting of certain of Ms. Mayer’s options. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2015, 2014 or 2013 for the Named Executive Officers.

(7)	Represents the full amount of the cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the EPIP, including any amounts deferred at such person’s election and invested in RSUs under the MSPP. For fiscal 2015, Mr. Robinson, Ms. O’Connell, Ms. Newman, Ms. Mayer, Mr. Hedden and Mr. Boyko had elected to invest 100%, 20%, 50%, 0%, 25% and 25%, respectively, of his or her fiscal 2015 bonus for the purchase of RSUs, which will occur on September 1, 2015. For fiscal 2014, Mr. Robinson, Ms. O’Connell, Ms. Newman, Ms. Mayer, Mr. Hedden and Mr. Boyko had elected to invest 100%, 20%, 50%, 0%, 25% and 25%, respectively, of his or her fiscal 2014 bonus for the purchase of RSUs, which occurred on September 2, 2014. For fiscal 2013, Mr. Robinson, Ms. O’Connell, Ms. Newman, Ms. Mayer and Mr. Hedden had elected to invest 50%, 15%, 0%, 10% and 25%, respectively, of his or her fiscal 2013 bonus for the purchase of RSUs; however, none of such persons received an eligible bonus for fiscal 2013 for this purpose.

(8)	Represents the actuarial present value of the Named Executive Officer’s accumulated benefit under the Company’s Cash Balance Retirement Plan on the pension plan measurement date used for financial statement purposes for fiscal 2015, fiscal 2014 and fiscal 2013.

(9)	The change in Pension Value for Mr. Robinson for fiscal 2015 reflects a significant increase from the prior year due to the use of the revised mortality tables used to quantify pension plan obligations.

(10)	All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.

Summary of All Other Compensation

Name	Fiscal Year	401(k) Plan Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Dividend Earnings on vested MSPP RSUs and unvested 2001/2011 Plan RSUs(3) ($)	Total ($)
Richard Robinson	2015	$7,835	$174	$413,779	$77,628	$0	$499,416
	2014	$7,800	$174	$0	$81,471	$0	$89,445
	2013	$7,800	$213	$427,426	$81,662	$0	$517,101
Maureen O’Connell	2015	$7,788	$348	$48,621	$0	$26,466	$83,223
	2014	$7,596	$348	$0	$0	$33,254	$41,198
	2013	$7,846	$425	$99,141	$0	$24,629	$132,041
Judith Newman	2015	$7,783	$348	$80,561	$2,459	$23,367	$114,518
	2014	$7,583	$348	$0	$0	$18,601	$26,532
	2013	$7,835	$425	$50,783	$18,752	$11,048	$88,843
Margery Mayer	2015	$7,788	$348	$0	$0	$14,649	$22,785
	2014	$7,538	$348	$0	$0	$17,996	$25,882
	2013	$7,749	$425	$0	$0	$12,927	$21,101
Andrew S. Hedden	2015	$7,615	$174	$38,390	$0	$13,243	$59,422
	2014	$7,596	$174	$0	$0	$14,901	$22,671
	2013	$7,596	$213	$154,222	$0	$10,669	$172,700
Alan J. Boyko	2015	$7,587	$348	$32,839	$14,349	$13,243	$68,366
	2014	$8,808	$348	$0	$14,537	$16,901	$40,594

(1)	Represents the compensation cost to the Company resulting from the 25% MSPP discount for the restricted stock units purchased by the Named Executive Officer under the MSPP in the year indicated using the bonus
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that would otherwise would have been paid in such year. The compensation cost is computed using the grant date fair values for fiscal 2015 and 2013 under FASB ASC Topic 718 of $9.67 and $8.55, respectively, multiplied by the number of RSUs purchased in that fiscal year. There were no bonuses paid to the Named Executive Officers for fiscal 2013 which could be used to purchase RSUs in fiscal 2014. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)	For Mr. Robinson, $75,480, $76,155 and $74,928 of the amounts shown for fiscal 2015, 2014 and 2013, respectively, represents a portion of the compensation of certain employees who perform administrative services for Mr. Robinson personally from time to time, $2,147, $4,365 and $6,734 represents club membership dues used partially for personal use for fiscal 2015, 2014 and 2013, respectively, and $950 and $952 for 2014 and 2013, respectively, represents fees paid by the Company for executive physicals. For Ms. Newman, the amount shown for fiscal 2013 represents payments made by the Company in respect to personal use of a company-provided automobile, which was no longer provided commencing in January 2013, based on information provided by her, and the amount for fiscal 2015 represents the pay-off of the automobile lease by the Company. For Mr. Boyko, the amounts shown represent payments made by the Company in respect to personal use of a company-provided automobile, based on information provided by him.

(3)	In fiscal 2015, the Company made four dividend payments of $.15 per share on the Common and the Class A Stock. In fiscal 2014, the Company made four dividend payments, three of which were at a quarterly dividend rate of $.15 per share on the Common and the Class A Stock and one of which was at $.125 per share on the Common and the Class A Stock. In fiscal 2013, the Company made four dividend payments of $.125 per share on the Common and the Class A Stock. Under the MSPP, all vested RSUs issued thereunder receive dividend earnings. Under the 2001 Plan and the 2011 Plan, restricted stock units are entitled to dividend earnings from the date of grant. This column reflects dividend earnings accrued under all such plans for the periods indicated.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on cash bonus, stock options and restricted stock units granted in fiscal 2015 to each of the Named Executive Officers.

		Estimated Possible Payouts Under			All Other Stock Awards:	All Other Stock Awards:
		Non-Equity Incentive Plan(1)							Grant Date
							Exercise	Closing	Fair Value
					Number of	Number of	or Base	Market	of Stock
					Shares of	Securities	Price of	Price on	and
					Stock or	Underlying	Option	Grant	Option
	Grant	Threshold	Target	Maximum	Units(2)	Options	Awards(3)	Date	Awards(4)
Name	Date	($)	($)	($)	(#)	(#)	($/sh)	($/sh)	($)
Richard Robinson	—	$303,125	$1,212,500	$1,818,750
	9/23/2014					182,975	$33.87	$33.56	$2,299,989
Maureen O’Connell	—	$178,125	$712,500	$1,068,750
	9/23/2014				6,200		$33.87	$33.56	$209,994
	9/23/2014					42,388	$33.87	$33.56	$490,005
Judith Newman	—	$118,088	$472,150	$708,225
	9/23/2014				3,100		$33.87	$33.56	$104,997
	9/23/2014					21,194	$33.87	$33.56	$245,003
Margery Mayer(5)	—
	9/23/2014					15,895	$33.87	$33.56	$183,746
	9/23/2014				3,100		$33.87	$33.56	$138,198
	5/29/2015					5,299	$33.87	$44.73	$57,335
Andrew S. Hedden	—	$112,500	$450,000	$675,000
	9/23/2014				3,100		$33.87	$33.56	$104,997
	9/23/2014					21,194	$33.87	$33.56	$245,003
Alan J. Boyko	—	$96,250	$385,000	$577,500
	9/23/2014				3,100		$33.87	$33.56	$104,997
	9/23/2014					21,194	$33.87	$33.56	$245,003

(1)	Represents the potential amounts of cash bonus that could have been received for fiscal 2015 under the EPIP. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for
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the non-equity incentive plan awards actually earned by the Named Executive Officers in fiscal 2015 to be paid in fiscal 2016.

(2)	Represents restricted stock units that vest in 25% increments beginning with the first anniversary from the date of grant.

(3)	The exercise price for all options is equal to the average of the high and low Common Stock price as reported on NASDAQ on the date of grant, September 23, 2014.

(4)	This column shows the fair values of restricted stock units and stock options as of the grant date computed in accordance with FASB ASC Topic 718. The Black-Scholes value per option used to calculate the grant date fair value was $12.57 in the case of Mr. Robinson and $11.56 for all the other Named Executive Officers. The fair value of Ms. Mayer’s 5,299 stock options includes the incremental value resulting from the accelerated vesting of the award on May 29, 2015 (which is indicated as the grant date in the table).

(5)	When targets were set under the EPIP for fiscal 2015, Ms. Mayer was included as a plan participant. However, she was not eligible for a payout under the EPIP for fiscal 2015 due to her retirement as an employee on May 29, 2015 when she became an employee of Houghton Mifflin Harcourt upon completion of the sale of the Ed Tech business. Accordingly, no threshold, target or maximum amount has been included in the table for Ms. Mayer. The stock award information shown in the table reflects the acceleration of vesting of the restricted stock units granted to her in fiscal 2015 that would not have otherwise vested due to the retirement provisions in the Company’s equity plan. Similarly, the information for the option grant covering 5,299 shares reflects the accelerated vesting effective May 29, 2015 of that grant which was originally made on September 23, 2014.
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OUTSTANDING EQUITY AWARDS AT MAY 31, 2015

The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2015.

		Option Awards				Stock Awards
		Number of	Number of			Number	Market Value
		Securities	Securities			of Shares	of Shares
		Underlying	Underlying			or Units	or Units
		Unexercised	Unexercised	Option		of Stock	of Stock
		Options(1)	Options(1)	Exercise	Option	That Have	That Have
	Grant	(#)	(#)	Price	Expiration	Not Vested(2)	Not Vested(2)
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)
Richard Robinson	9/21/2005	333,000 (3)		$36.41	9/21/2015
	9/20/2006	333,000 (3)		$30.08	9/20/2016
	9/19/2007	250,000 (3)		$36.21	9/19/2017
	9/24/2008	250,000 (3)		$27.93	9/24/2018
	7/22/2009	50,000		$19.33	7/22/2019
	8/27/2010	250,000		$22.81	8/27/2020
	10/7/2011	168,129	56,043	$28.18	10/7/2021
	9/17/2013	49,697	149,092	$30.17	9/17/2023
	9/23/2014	0	182,975	$33.87	9/23/2024
Maureen O’Connell	9/19/2007	9,000		$36.21	9/19/2017
	12/11/2007	100,000		$34.84	12/11/2017
	8/27/2010	6,000		$22.81	8/27/2020
	10/7/2011	20,877	6,960	$28.18	10/7/2021	3,460	$153,797
	9/17/2013	11,644	34,935	$30.17	9/17/2023	5,220	$232,029
	9/23/2014	0	42,388	$33.87	9/23/2024	6,200	$275,590
Judith Newman	9/19/2006	6,800		$29.74	9/19/2016
	7/17/2007	20,000		$35.38	7/17/2017
	9/19/2007	9,000		$36.21	9/19/2017
	8/27/2010	8,000		$22.81	8/27/2020
	10/7/2011	11,241	3,748	$28.18	10/7/2021	1,863	$ 82,810
	9/17/2013	12,951	38,855	$30.17	9/17/2023	2,610	$116,015
	9/23/2014	0	21,194	$33.87	9/23/2024	3,100	$137,795
Margery Mayer	7/19/2005	17,000		$37.38	7/19/2015
	7/17/2007	33,000		$35.38	7/17/2017
	9/19/2007	9,000		$36.21	9/19/2017
	9/22/2009	6,250		$24.52	5/28/2018
	8/27/2010	8,000		$22.81	5/28/2018
	10/7/2011	11,241	3,748	$28.18	5/28/2018
	9/17/2013	12,951	38,855	$30.17	5/28/2018
	9/23/2014	0	15,895	$33.87	5/28/2018
	5/28/2014	5,299 (4)	0	$33.87	8/27/2015
Andrew S. Hedden	12/16/2008	65,000		$16.48	12/16/2018
	8/27/2010	10,000		$22.81	8/27/2020
	10/7/2011	11,241	3,748	$28.18	10/7/2021	1,863	$ 82,810
	9/17/2013	5,822	17,467	$30.17	9/17/2023	2,610	$116,015
	9/23/2014	0	21,194	$33.87	9/23/2024	3,100	$137,795
Alan J. Boyko	9/20/2005	25,000		$36.92	9/20/2015
	9/19/2006	2,720		$29.74	9/19/2016
	9/18/2007	6,000		$35.24	9/18/2017
	7/22/2008	15,000		$27.25	7/22/2018
	8/27/2010	10,000		$22.81	8/27/2020
	10/7/2011	11,241	3,748	$28.18	10/7/2021	1,863	$ 82,810
	9/17/2013	12,951	38,855	$30.17	9/17/2023	2,610	$116,015
	9/23/2014	0	21,194	$33.87	9/23/2024	3,100	$137,795
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(1)	All stock options that were granted in fiscal 2015 and 2014 vest in 25% increments beginning with the first anniversary of the date of grant. There were no equity grants to the Named Executive Officers in fiscal 2013.

(2)	For restricted stock units granted in fiscal 2015 and fiscal 2014, the restricted stock units vest in annual 25% increments beginning with the first anniversary of the date of grant. The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $44.45, the closing price of the Common Stock on NASDAQ on May 29, 2015, the last business day of fiscal 2015.

(3)	Represents a grant of Class A Options.

(4)	Represents an acceleration of vesting approved by the HRCC in connection with Ms. Mayer’s retirement as an employee of the Company as a result of the sale of the Ed Tech business.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares of Common Stock acquired during fiscal 2015 upon the exercise of stock options and upon vesting of restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(6) (#)	Value Realized on Vesting(6) ($)
Richard Robinson(1)	333,000	$2,127,870	0	$0
Maureen O’Connell(2)	106,000	$618,360	8,200	$274,306
Judith Newman(3)	25,000	$125,750	7,083	$239,148
Margery Mayer(4)	17,000	$48,280	12,306	$497,683
Andrew S. Hedden	0	$0	3,983	$132,572
Alan J. Boyko(5)	1,200	$7,944	3,983	$132,572

(1)	During fiscal 2015, Mr. Robinson exercised options to purchase 333,000 shares of Class A Stock, which were then converted to Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of $29.49 from the fair market value of the underlying Common Stock on the dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the dates of exercise, August 6, 2014, August 7, 2014, August 8, 2014, August 11, 2014, August 12, 2014, August 13, 2014, August 14, 2014, August 15, 2014, August 18, 2014, August 19, 2014, August 20, 2004, August 21, 2014, August 22, 2014 and August 25, 2014, which were $36.41, $35.94, $35.97, $36.37, $36.14, $36.10, $35.97, $35.54, $35.89, $35.81, $35.42, $35.42, $35.16 and $35.08, respectively.

(2)	During fiscal 2015, Ms. O’Connell exercised options to purchase 6,000 and 100,000 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant prices of $22.81 and $34.85, respectively, from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the dates of exercise, August 11, 2014 and April 28, 2015, which were $36.37 and $40.22, respectively.

(3)	During fiscal 2015, Ms. Newman exercised options to purchase 25,000 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of $36.92 from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing prices for the Common Stock as reported on NASDAQ on the dates of exercise, May 5, 2015 and May 6, 2015, which were $41.30 and $42.60, respectively.
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(4)	During fiscal 2015, Ms. Mayer exercised options to purchase 17,000 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of $37.38 from the fair market value of the underlying Common Stock on the applicable date of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the date of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the date of exercise, April 28, 2015, which was $40.22.

(5)	During fiscal 2015, Mr. Boyko exercised options to purchase 1,200 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of $29.19 from the fair market value of the underlying Common Stock on the applicable date of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the date of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the date of exercise, August 19, 2014, which was $35.81.

(6)	In accordance with SEC rules, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates. Ms. O’Connell had 3,000 RSUs, each of Ms. Newman and Ms. Mayer had 2,000 RSUs and each of Mr. Hedden and Mr. Boyko had 1,250 RSUs vest on August 27, 2014, and the closing price on that date was $35.16. Ms. O’Connell had 1,740 RSUs and each of Ms. Newman, Ms. Mayer, Mr. Hedden and Mr. Boyko had 870 RSUs vest on September 17, 2014, and the closing price on that date was $34.09. Ms. Newman also had 2,350 RSUs vest on September 19, 2014, and the closing price on that date was $34.13. Ms. O’Connell had 3,460 RSUs and each of Ms. Newman, Ms. Mayer, Mr. Hedden and Mr. Boyko had 1,863 RSUs vest on October 8, 2014, and the closing price on that date was $31.65. Ms. Mayer also had 3,100 restricted stock units vest on an accelerated basis on May 29, 2015. In accordance with Section 409A of the Internal Revenue Code, settlement of the restricted stock units will not occur until six months after Ms. Mayer’s retirement from the Company. Accordingly, such restricted stock units are not included in the table.

Pension Plan

Prior to June 1, 2009, the Company maintained the Scholastic Corporation Cash Balance Retirement Plan for substantially all of its employees based in the United States, including the Named Executive Officers (the “Retirement Plan”). Effective as of June 1, 2009, the Retirement Plan closed to new participants and accrual of future benefits under the Plan stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. Interest on the account balances is accrued monthly based on the average rate for one-year United States Treasury Bills plus 1.0%. Participants in the Retirement Plan became fully vested in their accrued benefits upon completion of three years of service. Vested retirement benefits are payable in the form of a lump-sum or annuity payment upon retirement, termination, death or disability.

The Retirement Plan had been amended and restated to a cash balance plan effective June 1, 1999. All plan participants as of July 1, 1998 who were at least age 50 as of June 1, 1999 were given the option to remain under a modified version of the Retirement Plan’s benefit formula used prior to such amendment and restatement (the “Prior Benefit Formula”). Effective June 1, 2009, accrual of future benefits under the Prior Benefit Formula also stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. Mr. Robinson elected to continue participation under the Prior Benefit Formula, which, prior to June 1, 2009, provided covered participants with retirement benefits based upon career average compensation. Individual participant contributions are not required and the Company makes all required contributions. The Prior Benefit Formula

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provides for an annual benefit payable at retirement equal to, for each year of credited service, 1.5% of that portion of the participant’s basic annual compensation up to $13,650, plus 2.0% of that portion of the participant’s basic annual compensation in excess of $13,650. At July 1, 2014, Mr. Robinson had earned an estimated annual benefit payment using the Prior Benefit Formula of $74,474, which is net of the benefit transferred to his former spouse pursuant to a matrimonial agreement. In 2007, Mr. Robinson reached age 70.5, and, as required by law, on April 1, 2008 he began receiving the benefit he accrued through January 1, 2008 under the Retirement Plan.

The following table sets forth the years of credited service, the present value of benefits accumulated and any payments received during the last fiscal year by each of the Named Executive Officers under the Retirement Plan, in each case computed as of May 31, 2015, the same measurement date as used in the Consolidated Financial Statements included in the Annual Report.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Richard Robinson	Scholastic Corporation Cash
	Balance Retirement Plan	47	$652,402	$74,474	(3)
Maureen O’Connell	Scholastic Corporation Cash
	Balance Retirement Plan	2	$5,153	$0
Judith Newman	Scholastic Corporation Cash
	Balance Retirement Plan	16	$93,466	$0
Margery Mayer	Scholastic Corporation Cash
	Balance Retirement Plan	19	$104,950	$0
Andrew S. Hedden	Scholastic Corporation Cash
	Balance Retirement Plan	0	$0	$0
Alan J. Boyko	Scholastic Corporation Cash
	Balance Retirement Plan	21	$97,475	$0

(1)	The valuation method and material assumptions used in determining pension benefits and obligations can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)	Pay earned and service credited after June 1, 2009 will not be considered in determining the Named Executive Officer’s benefit as the Retirement Plan was frozen as of that date.

(3)	Mr. Robinson’s benefits include $58,650 accumulated under the Prior Benefit Formula and $15,824 paid from an annuity issued by Liberty Mutual Insurance Company for participant benefits accrued under a prior retirement plan which terminated in May 1985.
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The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements, which relate solely to the MSPP, during fiscal 2015 and the balances thereunder at May 31, 2015.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in the Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(1)
Richard Robinson	$1,017,974	$3,868,795
Maureen O’Connell	$119,616	$679,685
Judith Newman	$198,194	$621,722
Margery Mayer	$0	$0
Andrew S. Hedden	$94,446	$886,111
Alan J. Boyko	$80,791	$379,025

(1)	Represents the value of all RSUs held by the Named Executive Officer under the MSPP at May 29, 2015 (the last business day of fiscal 2015) and was calculated by multiplying the number of RSUs held by $44.45, the closing price of the Common Stock on NASDAQ on such date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers (other than Ms. Mayer who, as of May 31, 2015, was no longer a Named Executive Officer of the Company) in connection with a termination of employment or change-in-control under the Company’s compensation plans. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination or change-in-control event occurred on May 31, 2015 using, for equity awards, the closing price per share of the Common Stock on May 29, 2015 (the last business day of fiscal 2015) of $44.45. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. The calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above. Of the Named Executive Officers, as of May 31, 2015, Mr. Robinson, Ms. Newman and Mr. Boyko were of retirement age for all of their option and restricted stock unit grants received under any of the Company’s equity-based plans, including the MSPP. Ms. O’Connell is not eligible for retirement under any of the Company’s equity plans. Mr. Hedden only meets the retirement eligibility criteria for his stock option grants under the 2011 Plan that were granted prior to July 21, 2009, and does not meet the definition of retirement for any other of his equity grants. The Company generally does not enter into employment contracts with its executives and does not have a general severance policy applicable to all employees. Accordingly, except in the case of Ms. O’Connell, whose severance agreement is described on page 37 below, the Named Executive

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Officers are entitled to benefits upon termination of their employment or a change-in-control only as provided for in respect of stock options and restricted stock units previously granted under the 2001 Plan and the 2011 Plan (or, in the case of a portion of Mr. Robinson’s grants, under the Class A Plan) and previously purchased RSUs under the MSPP.

409A Limitations. In compliance with Code Section 409A, an executive who is a “specified employee” (one of the 50 most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

Change-in-control. None of the MSPP, the 2001 Plan, the 2011 Plan or the Class A Plan contains provisions that automatically change the terms of any award or accelerates the vesting of any unvested restricted stock unit or stock option upon a change-in-control. However, each of these plans has various provisions that would permit the Board committee responsible for administering such plan to amend, change or terminate the plan and/or the terms of the awards made under the plan or otherwise provide for the (i) acceleration of vesting of restricted stock units, (ii) acceleration of vesting of stock options and/or (iii) conversion of restricted stock units to stock. Because the HRCC (which administers each of these plans) has this power and may, in its discretion, choose to exercise such power in connection with a change-in-control or similar event (such as a merger or consolidation in which the Company is not the surviving entity or the acquisition of the Company’s Common Stock by a single person or group), the Company has presented information in the table on page 36 below regarding potential pay-outs to the Named Executive Officers upon a change-in-control based on the assumption that the HRCC would use its authority to accelerate vesting of restricted stock units and stock options and convert restricted stock units to shares under these plans effective upon a change-in-control of the Company.

MSPP Plan

As described in “Compensation Discussion and Analysis-Other Equity-Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments, received under the MIP or EPIP, through the purchase of RSUs under the MSPP. The following table describes the payment provisions for RSUs under the terms of the MSPP upon a termination of employment of an executive participating in the MSPP.

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Voluntary
Termination
Status of	or Termination	Involuntary	Normal	Death or
RSU	for Cause	Termination	Retirement(1)	Disability
Vested RSUs	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.
Unvested RSUs	RSUs are forfeited and participant receives cash equal to the lesser of the fair market value of the underlying stock or the purchase price of the unvested RSUs.	RSUs are forfeited and participant receives a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs, with the number of full years of employment since purchase as the numerator and 3 as the denominator, and the remainder is paid in cash at the lesser of the purchase price of the unvested RSUs or the fair market value of the number of shares underlying the unvested RSUs on the date of termination	Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock.

(1)	Under the terms of the MSPP, for all RSUs purchased prior to September 21, 2011, the definition of normal retirement is age 55 or older and for all RSUs purchased after September 21, 2011, the definition of normal retirement is age 55 or older plus 10 years of employment.

As described in “Compensation Discussion and Analysis-Options to Purchase Common Stock and Restricted Stock Units” above, the Company has granted to its Named Executive Officers, with the exception of Mr. Robinson who has received only stock options, a combination of stock options and restricted stock units as part of its long-term compensation program.

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The following table illustrates the payment provisions upon a termination of employment for stock options and restricted stock units under the 2001 Plan and the 2011 Plan in effect at May 31, 2015.

Type of equity	Voluntary Termination	Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options granted before July 21, 2009 under the 2001 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has 3 years to exercise vested options. Retirement defined as age 55 or older.	Vesting accelerates. Participant or his estate has one year to exercise vested options.
Non-qualified stock options granted on or after July 21, 2009 under the 2001 Plan and non-qualified stock options granted under the 2011 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options continue to vest. Participant has 3 years from the date of retirement to exercise vested options. Retirement defined as age 55 or older and 10 years employment.	Vesting accelerates. Participant or his estate has one year to exercise vested options.
Restricted Stock Units (RSUs) granted before July 21, 2009 under the 2001 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock. Retirement defined as age 55 or older.	Vesting is accelerated and RSUs convert into stock.
RSUs granted on or after July 21, 2009 under the 2001 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	RSUs continue to vest for a period of 3 years. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.
RSUs granted prior to March 22, 2012 under the 2011 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.
RSUs granted under the 2011 Plan on or after March 22, 2012.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock for all RSUs granted more than one year before the date of retirement. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.
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The following table illustrates the payment provisions upon a termination of employment for stock options under the Class A Plan.

Type of equity	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has three years to exercise vested options.	Vesting of options accelerates. Participant or his estate has one year to exercise vested options.

The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his or her beneficiary or estate), other than Ms. Mayer as noted above, would have been entitled to receive if his or her employment had terminated, or, as noted under “Change-in-control” above, is assumed to receive if a change-in-control had occurred, on May 31, 2015 under the MSPP, the 2001 Plan, the 2011 Plan and, in the case of a portion of Mr. Robinson’s outstanding stock options, the Class A Plan. The amounts shown assume that termination or the change-in-control was effective as of May 31, 2015, and include amounts earned through such time and estimates of the amounts which could otherwise have been paid out to the Named Executive Officers at that time. The actual amounts which would be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company or at the time of a change-in-control. Annual bonuses are discretionary and are therefore omitted from the table, except in the case of Ms. O’Connell. As previously indicated, the calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above. Ms. Mayer is not included in the table below because she retired from the Company as of May 29, 2015.

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Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control(6) ($)
Richard Robinson
MSPP(1)	$1,890,967	$1,890,967	$2,620,158	$3,868,795	$3,868,795	$3,868,795
Class A Plan stock options(2)	$13,652,530	$0	$13,652,530	$13,652,530	$13,652,530	$13,652,530
2001 Plan stock options(2)	$6,666,000	$0	$6,666,000	$6,666,000	$6,666,000	$6,666,000
2011 Plan stock options(2)	$3,445,136	$0	$3,445,136	$7,937,892	$8,421,864	$8,421,864
Total	$25,654,633	$1,890,967	$26,383,824	$31,585,217	$32,609,189	$32,609,189
Maureen O’Connell
MSPP(1,5)	$322,105	$322,105	$679,684	N/A	$679,684	$679,684
2001 Plan stock options(2,5)	$1,165,000	$0	$1,165,000	N/A	$1,165,000	$1,165,000
2011 Plan restricted stock units(4,5)	$0	$0	$661,416	N/A	$661,416	$661,416
2011 Plan stock options(2,5)	$505,945	$0	$1,566,521	N/A	$1,566,521	$1,566,521
Severance - salary & benefits(5)	$0	$0	$2,081,271	N/A	$0	$0
Severance - bonus(5)	$0	$0	$712,500	N/A	$0	$0
Total	$1,993,050	$322,105	$6,866,392	N/A	$4,072,621	$4,072,621
Judith Newman
MSPP(1)	$319,650	$319,650	$406,286	$621,722	$621,722	$621,722
2001 Plan stock options(2)	$528,708	$0	$528,708	$528,708	$528,708	$528,708
2001 Plan restricted stock units(3)	$171,132	$171,132	$171,132	$171,132	$171,132	$171,132
2011 Plan restricted stock units(4)	$0	$0	$0	$336,620	$336,620	$336,620
2011 Plan stock options(2)	$367,831		$367,831	$1,151,835	$1,207,893	$1,207,893
Total	$1,387,321	$490,782	$1,473,957	$2,810,017	$2,866,075	$2,866,075
Andrew S. Hedden
MSPP(1)	$409,436	$409,436	$672,539	N/A	$886,111	$886,111
2001 Plan stock options(2)	$2,034,450	$0	$2,034,450	$1,818,050	$2,034,450	$2,034,450
2011 Plan restricted stock units(4)	$0	$0	$0	N/A	$336,620	$336,620
2011 Plan stock options(2)	$266,029	$0	$266,029	N/A	$800,670	$800,670
Total	$2,709,915	$409,436	$2,973,018	$1,818,050	$4,057,851	$4,057,851
Alan J. Boyko
MSPP(1)	$182,025	$182,025	$266,584	$379,025	$379,025	$379,025
2001 Plan stock options(2)	$757,921	$0	$757,921	$757,921	$757,921	$757,921
2011 Plan restricted stock units(4)	$0	$0	$0	$336,620	$336,620	$336,620
2011 Plan stock options(2)	$367,831	$0	$367,831	$1,151,835	$1,207,893	$1,207,893
Total	$1,307,777	$182,025	$1,392,336	$2,625,401	$2,681,459	$2,681,459

(1)	All amounts represent the payout of the restricted stock units held under the MSPP based on the closing price of the Company’s Common Stock on May 29, 2015 (the last business day of fiscal 2015) of $44.45 per share. Under the terms of the MSPP, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control” above, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. In the case of termination for cause and voluntary termination, the value is the sum of the closing price of $44.45 per share multiplied by the number of vested restricted stock units and, for the unvested restricted stock units, the lower of the sum of the purchase price of the unvested restricted stock units or the closing price of $44.45 multiplied by the number of unvested restricted stock units. In the case of involuntary termination, the value is the sum of the vested restricted stock units and a portion of the unvested restricted stock units (based upon the number of full years since purchase divided by three) multiplied by the closing price of $44.45 and the lesser of purchase price of the remaining unvested
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restricted stock units or the fair market value of the underlying shares on the date of termination. For all restricted stock units purchased prior to September 21, 2011, retirement is defined as age 55 or older and for all restricted stock units purchased after September 21, 2011, retirement is defined as age 55 or older plus 10 years of employment.

(2)	Under the terms of the 2001 Plan, the 2011 Plan and the Class A Plan, in the event of a merger or consolidation or other change-in-control, the HRCC has the ability to accelerate the vesting of unvested stock options. Accordingly, as noted under “Change-in-control” above, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officer’s death/disability, the vesting of unvested options is accelerated.

(3)	All amounts represent the payout of the restricted stock units held under the 2001 Plan based on the closing price of the Company’s Common Stock on May 29, 2015 (the last business day of fiscal 2015) of $44.45 per share. Only Ms. Newman currently has outstanding stock units under the 2001 Plan, which are vested and payment of which has been deferred.

(4)	All amounts represent the payout of the restricted stock units held under the 2011 Plan based on the closing price of the Company’s Common Stock on May 29, 2015 (the last business day of fiscal 2015) of $44.45 per share. Under the terms of the 2011 Plan, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control”, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2011 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause or as a result of either a voluntary or involuntary termination.

(5)	As described below, on September 26, 2013, the Company entered into an agreement with respect to severance in the event of Ms. O’Connell’s termination of employment under certain circumstances. Under that agreement, as further discussed herein, all outstanding equity awards become immediately vested in the case of involuntary termination or termination for Good Reason by Ms. O’Connell. In addition, Ms. O’Connell is entitled to: (i) a lump sum cash payment equal to thirty three (33) times her monthly base salary, (ii) any bonus (if earned) relating to a fiscal year which was completed before the effectiveness of such termination, (iii) an amount equal to Ms. O’Connell’s target bonus for the fiscal year in which a termination occurs, pro-rated (based upon a percentage defined by a fraction, the numerator of which is the number of full months during the fiscal year prior to the date of effectiveness of her termination, and the denominator of which is twelve), provided that the Company’s performance criteria for the fiscal year are met on a pro forma basis, and (iv) an amount equal to the cost to purchase continuing medical benefits for Ms. O’Connell and her family for a one year period under the federal COBRA law. The amount in the column headed “Involuntary (Not for Cause) Termination” covers both an involuntary termination (not for Cause) and a voluntary termination for Good Reason and includes thirty three months’ pay, the amount of the actual bonus for fiscal 2015 and the cobra payment amounts.

(6)	See “Change of Control Arrangements for Certain Class A Stockholders” for a discussion of certain rights of first refusal with respect to shares of Class A Stock in the event of a change-in-control.

Severance Agreement with Executive Officer

On September 26, 2013, the Company entered into a severance agreement with Maureen O’Connell, Executive Vice President, Chief Administrative Officer and Chief Financial Officer of the Company (the “Severance Agreement”).

Under the terms of the Severance Agreement, Ms. O’Connell would be eligible to receive certain severance benefits in the event that she is terminated by the Company without Cause or if she voluntarily terminates her employment with the Company for Good Reason within a defined period after the occurrence of a Good Reason event. “Good Reason” is defined as: (i) a material diminution of Ms. O’Connell’s executive titles or responsibilities and/or certain changes in reporting lines, (ii) a material reduction in salary, bonus or benefits (not being contemporaneously applied to all of the other senior executives at her level) or (iii) a material

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change in the geographic location of her employment. “Cause” is defined as: (i) conviction for certain crimes, (ii) gross negligence or willful malfeasance in the performance of her duties or (iii) material failure to adhere to the Company’s Code of Ethics, other written policies and procedures or instructions from the Company’s Board of Directors or Chief Executive Officer that are within the scope of Ms. O’Connell’s duties. In certain of these instances, a notice and cure period applies to either the Company or Ms. O’Connell. The severance benefits to which Ms. O’Connell would be entitled following such any such termination include: (i) a lump sum cash payment equal to thirty three (33) times her monthly base salary, (ii) any bonus (if earned) relating to a fiscal year which was completed before the effectiveness of such termination, (iii) an amount equal to Ms. O’Connell’s target bonus for the fiscal year in which a termination occurs, pro-rated (based upon a percentage defined by a fraction, the numerator of which is the number of full months during the fiscal year prior to the date of effectiveness of her termination, and the denominator of which is twelve), provided that the Company’s performance criteria for the fiscal year are met on a pro forma basis, and (iv) an amount equal to the cost to purchase continuing medical benefits for Ms. O’Connell and her family for a one year period under the federal COBRA law. The total amount of payments that would be owed to Ms. O’Connell had her employment been terminated on May 31, 2015 are reflected in the “Potential Payments upon Termination or Change-In-Control” chart on page 36 under the column headed “Involuntary (Not for Cause) Termination.”

In addition, following any involuntary termination without Cause or a voluntary termination by her for Good Reason, all of Ms. O’Connell’s then unvested equity awards issued to her under the Company’s equity plans would immediately vest without further restriction and Ms. O’Connell would be entitled to exercise any stock options then held by her for a period of ninety days or any such longer period as may be provided in the applicable stock option plan or award agreement.

Ms. O’Connell would be entitled to receive her lump sum cash severance payment not later than the 30th business day following the termination of her employment, provided she has executed a general release of claims in favor of the Company and any revocation period to which she is entitled by law in respect of such release has expired before the end of such 30-day period.

If the sum of any payments owed to Ms. O’Connell as a result of an involuntary termination without Cause or a voluntary termination by her for Good Reason following a change of control of the Company would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended), then such payments or other benefit due to Ms. O’Connell will be reduced to the amount that is $1.00 less than the smallest sum that would subject Ms. O’Connell to an excise tax under Section 4999 of the Internal Revenue Code. The Severance Agreement also provides that it is intended that all payments and benefits under the Severance Agreement will comply with Section 409A of the Internal Revenue Code and the regulations thereunder.

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The Severance Agreement contains non-solicitation, non-disclosure and non-disparagement covenants. The non-solicitation covenant continues for a period of twelve months after a termination of Ms. O’Connell’s employment with the Company covered by the Severance Agreement.

Transaction with Executive Officer

During fiscal 2014, the Audit Committee reviewed and approved a transaction whereby the Company’s Trade group and Egg in the Hole Productions LLC, which is wholly-owned by Judith Newman, a Named Executive Officer, would enter into a publishing agreement for the publication of certain children’s books by the Company. Under the arrangement, an aggregate amount of $80,000 was initially payable to Egg in the Hole Productions as advances against delivery of the manuscripts for the first four books in a projected children’s book series, of which $50,000 has been paid to date. During fiscal 2015, the arrangement was extended to cover an additional series of two books, with an advance against delivery of $30,000, of which $15,000 has been paid to date. The transaction, including the advance and royalty structure, is based on normal market rates for a project of this type. However, because of the additional royalties which could be paid, depending upon the success of the books, the approval of the Audit Committee to the proposed publishing project with Ms. Newman was sought and received, since there is the potential for the aggregate amount of the transaction to exceed $120,000 and Ms. Newman is an executive officer of the Company. Additionally, Ms. Newman, who is the President of Scholastic Book Clubs, would not be involved in any decisions on the part of the Book Clubs group whether to include any of the books produced in the projected series as Book Club offerings.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding the Company’s equity compensation plans at May 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation plans approved by security holders Common Stock	2,888,126	$23.98	3,113,584	(1)
Class A Stock	1,166,000	$32.74	0
Equity Compensation plans not approved by security holders Common Stock	—	—	—
Class A Stock	—	—	—
Total	4,054,126	$30.63	3,113,584
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(1)	Includes 106,409 shares of Common Stock available at May 31, 2015 under the ESPP; 378,385 shares of Common Stock available at May 31, 2015 under the MSPP; and 2,375,171 shares of Common Stock available at May 31, 2015 under the 2011 Plan and 253,619 shares of Common Stock available at May 31, 2015 under the 2007 Plan, which shares may be issued upon the exercise of stock options or upon vesting of restricted stock units.

Stock Ownership Guidelines

The HRCC adopted the Scholastic Corporation Senior Management Stock Ownership Guidelines (the “Stock Ownership Guidelines”) in 2002. The Stock Ownership Guidelines require certain members of senior management, including the Named Executive Officers, to maintain certain specified ownership levels of the Common Stock of the Company, based on a multiple of annual base salary, exclusive of bonuses or other forms of special compensation. The multiple applicable to the Chief Executive Officer is three times annual base salary and the multiple applicable to the other Named Executive Officers is two times annual base salary. The Stock Ownership Guidelines originally provided that, with respect to each person subject to them, they would be phased in over a five year period, which was subsequently extended to six years by the HRCC. For purposes of determining compliance with the Stock Ownership Guidelines, Common Stock includes all Common Stock and securities based on the value of Common Stock acquired through participation in any of the Company’s incentive, retirement or stock purchase plans, but excluding options to purchase Common Stock. At May 31, 2015, all of the Named Executive Officers were in compliance with the stock ownership level specified under the Stock Ownership Guidelines.

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MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1:
ELECTION OF DIRECTORS

The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of less than three or more than fifteen directors. The current Board consists of eleven directors.

At their July 2014 meetings, the Nominating and Governance Committee recommended to the Board and the Board approved amendments to the Corporate Governance Guidelines of the Company addressing director age and tenure. These amendments provide that, in the case of age, a director who has reached age 75 (other than Richard Robinson, for whom there is no retirement age) may not stand for re-election to the Board at the next annual meeting of stockholders, subject to the right of the Board, in its discretion, to nominate or renominate a person who has attained age 75 if it believes that, under the circumstances, it is in the Company’s best interests. In the case of tenure, while no term limits apply, the Corporate Governance Guidelines provide that tenure, including a continued assessment of the director’s independence, will be considered, among other factors, in connection with re-nomination.

At its May and July 2015 meetings, the Nominating and Governance Committee reviewed, among other considerations, the age and tenure of the Board’s independent directors, noting that, of the nine independent directors, four directors had served as directors for more than fifteen years, two of whom were over 75 years of age. At its July 2015 meeting, the Nominating and Governance Committee also considered whether it would be appropriate, while reviewing potential changes in the nominees for election as directors to be presented at the Annual Meeting, to recommend to the Board that it approve a reduction in the size of the Board from its current size of eleven members to a smaller board, with a view to foster greater Board efficiency and collaboration, and further considered two potential new candidates as nominees for election as directors. As a result of its deliberations, the Nominating and Governance Committee determined to recommend to the Board of Directors that the Board be reduced in size from eleven to nine members. As a result of the above deliberations, as well as further discussions with individual directors, the four current independent directors with tenures exceeding 15 years (ranging in tenure from 16 to 41 years), including the two independent directors who were over age 75, agreed that they would voluntarily not stand for re-election at the Annual Meeting.

Accordingly, Mae Jemison, Peter Mayer, Augustus Oliver and Richard Spaulding informed the Board that they do not intend to stand for re-election at the Annual Meeting. At its July 2015 meeting, the Board also approved the recommendation of the Nominating and Governance Committee that the size of the Board be reduced from eleven to nine members.

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Based on such approval, the Class A Stockholders subsequently executed a unanimous written consent fixing the size of the Board at nine directors, effective as of the date of the Annual Meeting. The Nominating and Governance Committee also proposed to the Board, and the Board accepted, that Andrés Alonso and Katrina Lane be the nominees for election at the Annual Meeting to fill the resulting two vacancies. Egon Zehnder, an executive search firm, identified Ms. Lane as a nominee for election as a director and also assisted in the recruitment process relating to the nomination of Dr. Alonso.

The Board recommends that Class A Stockholders vote FOR each of the seven nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

The Board recommends that holders of the Common Stock vote FOR each of the two nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of the Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

			Director
Name	Principal Occupation or Employment	Age	Since*
Richard Robinson	Chairman of the Board, President and Chief Executive Officer of the Company	78	1971
Andrés Alonso	Professor, Harvard Graduate School of Education, Harvard University, Cambridge, MA	58	**
Marianne Caponnetto	Founder, MCW Group, Inc., Bedford, NY	64	2010
Andrew S. Hedden	Executive Vice President, General Counsel and Secretary of the Company	74	1991
Katrina Lane	Executive Vice President, Consumer Marketing and Operations, American Express Company, New York, NY	50	**
Peter Warwick	Chief People Officer, Thomson Reuters, New York, NY	63	2014
Margaret A. Williams	Director of the Institute of Politics at the John F. Kennedy School of Government at Harvard University, Cambridge, MA	60	2010

Nominees for Election by Holders of Common Stock
			Director
Name	Principal Occupation or Employment	Age	Since*
James W. Barge	Chief Financial Officer, Lions Gate Entertainment Corp., Santa Monica, CA	60	2007
John L. Davies	Private Investor, Washington, D.C.	65	2000
*	The dates set forth above indicate the date such director was elected as a director of the Company or its predecessor entity.
**	Nominee
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Richard Robinson. Mr. Robinson has served as Chairman of the Board of the Company and/or Scholastic Inc. since 1982, as Chief Executive Officer since 1975 and as President since 1974. He has held various executive management and editorial positions with the Company since joining in 1962.

Andrés Alonso. Dr. Alonso was appointed a Professor at Harvard Graduate School of Education in 2013, having previously served as the Chief Executive Officer of the Baltimore City Public Schools from 2007 to 2013. From 2006 to 2007, Dr. Alonso served as the Deputy Chancellor, Teaching and Learning, and from 2003 to 2006, the Chief of Staff of the New York City Department of Education. From 1987 to 1998, Dr. Alonso taught special needs and English language learners in the Newark, New Jersey, public school system. Dr. Alonso earned a BA from Columbia and a JD from Harvard Law School and practiced law in New York City from 1982 to 1985, prior to determining to enter the teaching profession. A trustee of Teachers College of Columbia University, Dr. Alonso received a doctorate in education from Harvard in 2006 and is chair of the Carnegie Foundation for Teaching and Learning, as well as co-chair of the Public Education Leadership Project, a collaboration of the Harvard Graduate School of Education and the Harvard Business School.

Marianne Caponnetto. As Founder & President of MCW Group, Inc., a New York based strategic consulting firm, Ms. Caponnetto works with start-ups, mid-market and Fortune 500 purpose-driven companies defining and executing significant transformational and growth objectives. Her experience in leading and optimizing purpose-driven change has been honed at a diverse range of corporate and entrepreneurial companies. In her role at MCW Group, she is a trusted advisor and hands on operator for a select group of global clients. From 2006 to 2008, Ms. Caponnetto was the Chief Sales and Marketing Officer and a key member of the management team that redefined digital marketing leadership at DoubleClick, Inc., which led to its acquisition by Google Inc. in 2008. From 1994 to 2005, she held executive positions at IBM in the Global Media Entertainment Industry, where she enabled the transition from a product to a solutions focus with responsibility for a billion dollar market. Ms. Caponnetto joined IBM in 1994 as a key member of the marketing leadership team that reinvented the IBM brand and repositioned the Company. She pioneered IBM’s adoption of the internet as IBM’s “defining marketing medium” and critical proof point of e-business transformation. Prior to IBM, she led Strategic and Corporate Marketing for Dow Jones & Co., after a successful career in the advertising business. Ms. Caponnetto has served on digital technology, media, and advertising industry boards and is active on several private and non-profit company boards. Ms. Caponnetto is a graduate of the University of California, Berkeley.

Andrew S. Hedden. In December 2008, Mr. Hedden joined the Company as its Executive Vice President, General Counsel and Secretary. Mr. Hedden was a partner of the law firm of Baker & McKenzie LLP from 2005 to November 2008, having previously been a partner with the law firm of Coudert Brothers LLP from 1975 to 2005.

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Katrina Lane. Ms. Lane was appointed Executive Vice President, Consumer Marketing and Operations, of American Express Company in May 2015, with responsibility for customer lifecycle marketing and building new capabilities, having previously served as Executive Vice President, Operations and Marketing Capabilities, U.S. Consumer Cards since 2013, and Executive Vice President, Consumer Products and Experiences since 2012 for American Express’s consumer cards products and services portfolio. Prior to American Express, Ms. Lane served as Chief Technology Officer for Caesars Entertainment from 2009 to 2012, where she was responsible for a range of technology and marketing activities including oversight of the firm’s IT application development, support, infrastructure, innovation, gaming, websites and security groups. From 2004 to 2009, she was also Vice President of Channel Marketing of Caesars Entertainment overseeing multiple marketing functions. Prior to Caesars, Ms. Lane was Senior Vice President of Marketing for AfterHours Formalwear, a division of May Department Stores. Earlier in her career, she served as a consultant at McKinsey & Company, working in their CRM practice to help consumer credit, banking, and other clients build leading CRM and membership marketing capabilities. Ms. Lane earned her BS in Physics from Stanford and her MS and PhD in Experimental Physics from Cornell University. She is a member of the Board of Directors of American Express Bank, Federal Savings Bank, a wholly-owned subsidiary of American Express Company, which is a publicly-traded entity.

Peter Warwick. Dr. Warwick has worked in the publishing and information industry for more than 35 years, currently serving as the Chief People Officer of Thomson Reuters since 2012. Prior to that he was the Chief Operating Officer of the Professional division of Thomson Reuters and President and Chief Executive Officer of Thomson Reuters Legal. Dr. Warwick has also been President and Chief Executive Officer of Thomson Tax & Accounting and Chief Executive Officer of Thomson Legal & Regulatory Asia Pacific, where he was responsible for businesses in Australia, New Zealand, Hong Kong, Malaysia and Singapore. Prior to joining Thomson in 1998, he worked for twenty years in educational publishing at Pearson plc, including being Managing Director of Pitman Publishing, Deputy Chief Executive Officer of Longman and Chief Executive Officer of Pearson Professional.

Margaret A. Williams. Ms. Williams is the Director of the Institute of Politics at the John F. Kennedy School of Government at Harvard University, having been appointed to that position in June 2014. She is also a founding partner in Griffin Williams, a consulting firm that helps clients navigate challenging communications, organizational and political environments. Ms. Williams is the Vice Chair of the Trustees of the Rhode Island School of Design (RISD); an advisory board member of the Clinton Health Access Initiative; and a U.S. Commissioner to UNESCO. From 1993-97, Ms. Williams served as Assistant to President Clinton and Chief-of-Staff to First Lady Hillary Clinton. She was the first person to hold both positions concurrently. Previously, Ms. Williams was President of Fenton Communications, as well as media director for the Children’s Defense Fund and for the Center on Budget and Policy. Ms. Williams received her MA from the Annenberg School for Communication at the University of Pennsylvania and a BA from Trinity College in Washington, D.C.

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James W. Barge. Mr. Barge is the Chief Financial Officer of Lions Gate Entertainment Corp., where he has oversight of all financial operations, planning and strategy and is a member of the Company’s Executive Committee. From 2010 to 2012, he served as the Executive Vice President, Chief Financial Officer of Viacom Inc., having served as its Executive Vice President, Controller, Tax and Treasury since January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and a National Office partner, where he was responsible for the resolution of SEC accounting and reporting issues. Mr. Barge is an Emeritus member of the Alumni Board for the Terry College of Business at the University of Georgia.

John L. Davies. Mr. Davies is a private investor. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000. He was also a director of Tickets.com Inc. until March 2005, when it became a private company.

The Board and the Nominating and Governance Committee believe that the diverse backgrounds and experience of the seven continuing members of the Board and the two new director nominees, as described below, combine to provide the Company with the perspectives and judgment needed to provide the necessary guidance and oversight of the Company’s business and strategies. The qualifications of the members of the Board include:

Richard Robinson

•	Executive, business and operational experience as the Company’s Chairman since 1982, CEO since 1975 and President since 1974.

•	Demonstrated leadership skills, business expertise and commitment to the Company’s mission.

•	Son of the Company’s founder and principal shareholder of the Company.

•	Substantial knowledge of and experience in publishing books, magazines and digital programs for trade, consumer and educational markets, as well as experience in direct marketing and ecommerce.

•	Significant experience involving the market for educational instructional and curricula materials through his building of the business now constituting the Company’s Education segment on behalf of the Company.

•	Critical understanding of the education and school markets in which the Company operates and the key relationships with teachers, administrators, parents and children developed by the Company through the schools.
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Andrés Alonso

•	Significant experience in all areas of public education as a teacher and administrator centered on challenges and issues involved in urban public education and school systems.

•	Administrative, management and operational experience through responsibility as head of a major city school system, the Baltimore public school system, and the issues involved in managing and operating school districts and education departments.

•	An innovative leader in education reform and developing new strategies to succeed in the education of children, the primary mission of public education.

•	Significant experience through his leadership in urban city school districts in working with and fostering communication and common ground among all of the communities which the Company serves - teachers, educators, parents and children.

Marianne Caponnetto

•	Significant experience in digital marketing and media initiatives relevant to the Company’s strategic plan for the development and marketing of its digital properties.

•	Extensive marketing expertise gained through several management positions in advertising, publishing and technology.

•	Deep expertise in the marketing and sale of technology (especially digital technologies) acquired in leadership positions at IBM and DoubleClick.

•	Broad range of global operating experience with major corporations in media, publishing, advertising and technology.

•	Strong fluency in technology trends, landscape and business impact of IT decisions due to technology industry expertise and strategy/consulting work with technology start-ups.

•	Expertise in transformational business, go-to-market strategies and implementation plans as a result of direct management experience in major transformational initiatives at Dow Jones, IBM and DoubleClick/Google.

Andrew S. Hedden

•	Management and legal experience as the chief legal officer of the Company.

•	Significant transactional and compliance experience through previous partnership positions with two international law firms.

•	Extensive legal, regulatory and policy experience.

Katrina Lane

•	Significant experience in data-driven marketing strategies relevant to the Company’s strategic plan for the development and marketing of its content and products and programs.
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•	Management, business and operational experience as an executive at a major multinational Fortune 100 Company.

•	Extensive marketing expertise gained through several management positions in both product marketing and technology.

•	Over ten years of consumer marketing experience as a senior executive at a consumer-based business.

Peter Warwick

•	Significant executive, business and operational experience in both educational and information publishing.

•	Experience of successfully managing businesses that combine books and journals with online and software products and services, and managing the transition from print to digital.

•	Significant international experience, holding executive positions in the UK, Asia Pacific and U.S.

•	Knowledge and experience of human resources as Chief People Officer of a publicly-held company with over 50,000 employees globally.

Margaret A. Williams

•	Significant experience with the political process, as well as diverse activities in the public sphere.

•	Extensive experience as a consultant, with significant communications expertise involving communication with many constituencies, including children, parents and teachers, the Company’s primary customer base.

•	Through prior independent consulting assignments has acquired a deep understanding of the Company, its mission and its strategic vision.

•	Extensive experience as a crisis communication strategist.

•	Significant experience in organizational and transitional management issues as advisor to corporate and non-profit clients.

•	Trustee or director of educational organizations.

James W. Barge

•	Significant executive and management experience in media and entertainment.

•	Extensive understanding of financial operations, treasury, tax, accounting, risk management and finance matters for multinational media companies.

•	Broad financial experience, including experience as a certified public accountant.

•	Significant experience in financial reporting and accounting and financial control matters involving publicly-traded companies.
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John L. Davies

•	Substantial media industry knowledge and executive, marketing, business and operational experience as a former Senior Vice President of AOL.

•	Significant international experience as the founder of AOL International. • Investor and shareholder in several public and privately held companies.

Board Leadership Structure and Risk Oversight

The Board of Directors has adopted a structure whereby the Chief Executive Officer and principal stockholder of the Company, Mr. Richard Robinson, is the Chairman of the Board. The Board believes that having Mr. Robinson as Chairman provides strong leadership for the Board and critical thinking with respect to the Company’s strategy and performance and helps ensure that shareholder interests are well represented during Board deliberations. The Board considers the Chief Executive Officer’s participation to be important to make information and insight about the Company’s business and its operations directly available to the directors in their deliberations. In the context of this structure, the Board has also approved the formal designation of a Lead Independent Director, as discussed under “Lead Independent Director” below.

The Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks, communicates with management about these processes and receives regular reports from each of its committees concerning, among other things, risks arising within their areas of responsibility. To facilitate the Board’s risk oversight, the Board has delegated certain functions (including the oversight of risks related to these functions) to various Board committees. The Audit Committee generally evaluates the risks related to the Company’s financial reporting process and oversees the Company’s general risk identification and risk management processes. The Human Resources and Compensation Committee evaluates the risks presented by the Company’s compensation programs and takes into account these risks when making compensation decisions. The Nominating and Governance Committee evaluates whether the Board has the requisite core competencies to respond to the risks that the Company faces. The roles and responsibilities of these committees are discussed in more detail below. Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Meetings of the Board and its Committees

Five regular meetings and three special meetings of the Board were held during the 2015 fiscal year. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the 2015 fiscal year by all standing committees of the Board of which they were a member.

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The Board currently has five standing committees: Audit; Executive; Human Resources and Compensation; Nominating and Governance; and Retirement Plan. All members of the Audit, Human Resources and Compensation and Nominating and Governance Committees are independent directors, as defined under NASDAQ listing standards. The former Strategic Planning Committee was not reconstituted as a standing committee of the Board following the 2014 annual meeting of stockholders. All committee members are appointed by the Board on an annual basis each September. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, investor.scholastic.com, and regularly reports to the Board on its deliberations and actions, which are also submitted to the Board for ratification as appropriate. The duties and responsibilities of all the Board committees are reviewed regularly and are outlined below.

Executive Committee. Richard Robinson (Chairperson), Peter M. Mayer, Augustus K. Oliver and Richard M. Spaulding are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2015.

Audit Committee. Augustus K. Oliver (Chairperson), James W. Barge and John L. Davies are the current members of the Audit Committee. Each member of the Audit Committee is independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all of the current Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Oliver and Mr. Barge qualify as designated financial experts based upon their business and professional experience as described previously in this proxy statement. The Audit Committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Audit Committee also appoints the Company’s independent auditors and pre-approves any non-audit services to be provided by such auditors, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the Company’s internal and independent auditors the overall scope and plans for their respective audits and meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The Company fully outsources its internal audit function to one of the big four accounting firms that is not its independent auditor, which now provides the Company’s internal audit team and reports directly to the Audit Committee. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held four meetings during the fiscal year ended May 31, 2015.

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Human Resources and Compensation Committee. John L. Davies (Chairperson), Marianne Caponnetto, Peter M. Mayer and Peter Warwick are the current members of the Human Resources and Compensation Committee. Each member of the Human Resources and Compensation Committee (“HRCC”) is independent, as defined under the current applicable NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Section 162 (m) of the Code and Rule 16b-3 under the Exchange Act. For a description of the duties and responsibilities of this committee, see “Corporate Governance-HRCC Procedures” below. The HRCC held four meetings during the fiscal year ended May 31, 2015.

Nominating and Governance Committee. James W. Barge (Chairperson), Mae C. Jemison, Richard M. Spaulding and Margaret Williams are the current members of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent, as defined under NASDAQ listing standards. The Nominating and Governance Committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. The Nominating and Governance Committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the Guidelines and the content of the Guidelines annually and, when appropriate, recommends updates and revisions of the Guidelines to the Board. In addition, the Nominating and Governance Committee oversees the Board self-assessment process. The Nominating and Governance Committee held three meetings during the fiscal year ended May 31, 2015.

Retirement Plan Committee. Mae C. Jemison (Chairperson), Andrew S. Hedden, Richard Spaulding and Peter Warwick are the current members of the Retirement Plan Committee. The Retirement Plan Committee acts on behalf of the Board in its capacity as settlor of the trusts underlying the Retirement Plan and the 401(k) Plan (collectively, the “Plans”) and with respect to the powers enumerated therein, including the power to amend or terminate the Plans. The Retirement Plan Committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the Plans, and approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the Plans. Furthermore, the Retirement Plan Committee oversees the policies and practices related to the Plans and evaluates the Company’s overall retirement benefit plan philosophy, in terms of the Company and competitively within the publishing industry, as well as the investment performance under the Plans. The Retirement Plan Committee held two meetings during the fiscal year ended May 31, 2015.

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Corporate Governance

As part of the Company’s corporate governance practices, the Board has adopted the Scholastic Corporation Corporate Governance Guidelines, as amended, which are summarized below. The full text of the Company’s Corporate Governance Guidelines is available in the Investor Relations section of the Company’s website, investor.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012, Attention: Corporate Secretary. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee charters, which have all been approved by the Board, are vital to securing the confidence of Scholastic’s stockholders, customers, employees, governmental authorities and the investment community.

Independent Directors. Scholastic’s Corporate Governance Guidelines require a majority of independent directors and, as amended at the July 2015 meeting of the Board, provide for a board of nine to fifteen directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board has determined that all of its current directors are independent, as defined in the NASDAQ listing standards, other than Mr. Robinson and Mr. Hedden, who are executive officers of the Company.

Lead Independent Director. In May 2010, the Board of Directors amended the Company’s Corporate Governance Guidelines to formally provide for a Lead Independent Director. At the May 2010 Board meeting, the independent directors formally appointed Mr. Oliver as the Lead Independent Director pursuant to the new policy, based on his experience as the Chair of the Company’s Audit Committee and his thorough understanding of the Company. As a result of Mr. Oliver not standing for re-election at the Annual Meeting, the independent directors will be appointing a new Lead Independent Director to succeed Mr. Oliver following the Annual Meeting. As described in the Company’s Corporate Governance Guidelines, the Lead Independent Director presides at executive sessions of the Board involving only the independent directors and serves as the liaison between the Chairman and Chief Executive Officer and the independent directors (unless the matter under consideration is within the jurisdiction of one of the Board’s committees). Among other matters, the independent directors, meeting in executive session, consider items they would like included in future Board agendas, the flow of information to directors, relevant Board corporate governance matters and any other topics or issues which any of the independent directors desires to raise in executive session. The Lead Independent Director is responsible for advising the Chairman and Chief Executive Officer of decisions reached or suggestions made at executive sessions.

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Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the appropriate directors by the Corporate Secretary.

Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills, competencies and characteristics of new directors, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and relevant business experience, as well as their appreciation of the Company’s mission, values and credo. In particular, the Board focuses on identifying the potential contribution any candidate can make to the diversity of backgrounds, experience and competencies which it desires to have represented on the Board.

The Nominating and Governance Committee does not believe it is currently necessary or appropriate to adopt specific, minimum objective criteria for new director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. Stockholders who wish to nominate candidates for election to the Board at the next annual meeting of stockholders must adhere to the dates and follow the procedures outlined in “Stockholder Proposals for 2016 Annual Meeting” set forth below. The Nominating and Governance Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the balance of independent and non-independent directors, the need for Audit Committee or other relevant expertise, and the qualifications of other potential nominees. Although there is no specific policy regarding diversity, the Nominating and Governance Committee seeks to achieve diversification in the qualifications of nominees, such as different types of business or academic experience or expertise in different industries, professions and geographic areas.

Use of Executive Search Firms. From time to time, the Company has retained the services of executive search firms to assist it in identifying possible candidates for nomination for election to the Board and has currently retained Egon Zehnder to assist in identifying suitable candidates for consideration, following the prior engagement of Egon Zehnder to conduct a Board composition review to consider, among other things, the age and tenure of the Board and whether there were additional competencies that should be

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represented on the Board. As part of its current engagement, Egon Zehnder identified Ms. Lane as a nominee for election as a director and also assisted in the recruitment process relating to the nomination of Dr. Alonso as a nominee for election as a director.

Policy regarding Age and Tenure. In July 2014, the Nominating and Governance Committee recommended to the Board and the Board approved amendments to the Corporate Governance Guidelines addressing director age and tenure. The amendments provide (i) in the case of age, for a retirement age of 75 and that a director who has reached age 75 (other than Richard Robinson, for whom there is no retirement age) may not stand for re-election to the Board at the next annual meeting of stockholders following such director reaching age 75, subject to the right of the Board, in its discretion, to nominate or re-nominate a person who has attained age 75 for election if it believes that, under the circumstances, it is in the Company’s best interests, and (ii) in the case of tenure, while no term limits shall apply, a director’s tenure as a member of the Board of Directors, including continued assessment of the director’s independence, will be considered, among other factors, in connection with renomination.

Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the committees on which they serve, whether in person or by telephone. Management provides all directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed the materials for the meeting. As previously discussed, the Board regularly meets in executive session with only the independent directors present, and Mr. Oliver has presided over those sessions as Lead Independent Director.

Director Attendance at Company Annual Meetings. Directors are encouraged to attend the Company’s annual meetings of stockholders. All of the Company’s directors attended the annual meeting of stockholders held on September 24, 2014.

Annual Self-Assessment. The Board generally makes an annual self-assessment of performance with a particular focus on key metrics related to Board performance and overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process. In addition, in 2014, Egon Zehnder conducted an independent Board Review based on individual interviews with each of the directors, for the purpose of obtaining the collective insight of the Board in respect to critical elements of succession planning, particularly ideal Board size, age limits, tenure and composition in terms of experience and competencies. As a result of the review, in July 2014 the Board adopted the amendments to the Corporate Governance Guidelines relating to age and tenure previously described under “Policy regarding Age and Tenure” above.

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Access to Management and Advisors. Directors have access to the Company’s management and, in addition, are encouraged to visit the Company’s facilities. As necessary and appropriate, the Board and its committees may retain outside legal, financial or other advisors.

Investment Expectations of Directors. Directors are encouraged to own Company stock in an amount that is appropriate for them, although the Company does not have any formal equity ownership requirements for members of the Board of Directors.

Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors generally and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website, investor.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

HRCC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to deal generally with compensation matters, including reviewing regulatory developments that may impact the Company’s compensation arrangements and considering amendments or modifications to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results for the most recent fiscal year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the EPIP for such year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. Also, at that meeting the HRCC customarily determines the participants in the EPIP and establishes performance criteria for annual bonuses to be awarded under the MIP and EPIP for the current fiscal year. At its regular meeting in September, the HRCC customarily considers and approves any changes in base salary of senior executive officers.

Under the Company’s recent practice, equity-based compensation awards under the Company’s stock incentive plans then in effect are typically made each year at the scheduled July or September meeting of the HRCC, which occurs shortly before the announcement of the Company’s earnings for its fiscal year or first fiscal quarter. Except in limited circumstances, the HRCC does not generally grant equity awards to Named Executive Officers at other times during a given year and, in such cases, the grants would normally be made by the HRCC at one of its other regularly scheduled meetings.

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All equity awards are made at fair market value on the date of grant, which is no earlier than the date on which the HRCC approves the grant. Under the 2001 Plan and the 2011 Plan, fair market value is deemed to be the average of the high and low market prices of the Common Stock on the date of grant.

The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. The compensation of the executive officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate. The forgoing practices are conducted with the assistance of the Company’s Human Resources Department and, as requested, input from the compensation consultants retained by the HRCC from time to time.

The HRCC has the authority and discretion to retain such external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants.

In fiscal 2013, the HRCC adopted certain revisions to its charter required by new NASDAQ rules issued pursuant to the Dodd-Frank Act which, among other things, set forth enhanced independence standards for compensation committee members and certain committee responsibilities and authority, including the requirement that compensation committees consider the independence of persons retained by such committees to provide advice to the committee. In adopting the revised charter, the HRCC reviewed certain factors relevant to considering the independence of the compensation consultant currently retained by the HRCC, Pay Governance LLC. After consideration of these independence factors and review of their application to Pay Governance LLC, the HRCC unanimously determined that Pay Governance LLC qualified as an “independent” compensation consultant and approved the continued retention of Pay Governance LLC as the HRCC’s independent compensation consultant. Pay Governance LLC performs no services for the Company other than to the HRCC in relation to compensation matters.

Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest, with the exception of legal fees paid to Baker & McKenzie LLP, a law firm of which Andrew S. Hedden, a director and executive officer of the Company, was a partner prior to joining the Company. The use of Baker & McKenzie for legal services is periodically presented to the Audit Committee for its consideration and approval. The Scholastic Code of Ethics, which is

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posted on investor.scholastic.com, sets forth standards applicable to all employees, officers and directors of the Company and generally prohibits, unless disclosed and approved, transactions that could otherwise result in a conflict of interest. Any waiver of the Scholastic Code of Ethics for any executive officer or director of the Company requires the approval of the Audit Committee. Any such waiver would be disclosed on the Company’s website, investor.scholastic.com, and on a Current Report on Form 8-K filed with the SEC.

Director Compensation

During the 2015 fiscal year, each non-employee director of the Company (an “Outside Director”) was paid a cash annual retainer at the rate of $75,000 for his or her services as a director, including service on Board committees, and an annual fee at the rate of $5,000 if he or she was the chairperson of a standing committee of the Board, or $15,000 in the case of each of the chairpersons of the Audit and HRCC Committees.

In addition, pursuant to the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “Amended Directors Plan”), which provides for annual equity awards to Outside Directors on the date of each annual meeting of stockholders, the Board, at its July 2014 meeting, determined that, for fiscal 2015, stock options and restricted stock units would be awarded to each Outside Director having a combined value of $70,000, with 60% of such value to be awarded as restricted stock units and 40% of such value to be awarded as stock options. Under the Amended Directors Plan, the fair value of the stock options was determined based upon the Black-Scholes model of calculating the fair value of a stock option, including the use of the exercise price equal to the fair market value of a share of Common Stock on September 24, 2014, the date of the 2014 annual meeting of stockholders, and the fair value of the restricted stock units was based upon the fair market value of a share of Common Stock on the same date. Pursuant to the terms of the Amended Directors Plan, the stock options and restricted stock units vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders following the date of grant. Accordingly, with regard to the grant of stock options and restricted stock units on September 24, 2014, the entire grant vests on September 21, 2015. The stock options expire on September 24, 2024.

Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and other fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship. None of the Outside Directors currently participate in such plan. Interest expense accrued during fiscal 2015 on amounts deferred under the plan was $10,036.

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The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2015.

DIRECTOR COMPENSATION

Fiscal Year 2015 Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Values and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James W. Barge	$95,000	(4)	$41,980	$28,019	$0	$0	$164,999
Marianne Caponnetto	$90,000	(4)	$41,980	$28,019	$0	$0	$159,999
John L. Davies	$90,000		$41,980	$28,019	$0	$0	$159,999
Mae C. Jemison	$80,000		$41,980	$28,019	$0	$0	$149,999
Peter M. Mayer	$75,000		$41,980	$28,019	$0	$0	$144,999
John G. McDonald	$18,750		$0		$10,036(5)	$0	$ 28,786
Augustus K. Oliver	$115,000	(4)	$41,980	$28,019	$0	$0	$184,999
Richard M. Spaulding(6)	$75,000		$41,980	$28,019	$0	$10,000	$154,999
Peter Warwick	$56,250		$41,980	$28,019	$0	$0	$144,999
Margaret Williams	$75,000		$41,980	$28,019	$0	$0	$126,249

(1)	Richard Robinson, the Company’s Chairman, President and Chief Executive Officer, and Andrew S. Hedden, Executive Vice President and General Counsel, do not receive compensation for their service as a director.

(2)	Represents the aggregate grant date fair value of restricted stock units granted in fiscal 2015 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. Each Outside Director had 1,252 restricted stock units outstanding as of May 31, 2015 and the fair value of such restricted stock units on the grant date, computed in accordance with FASB ASC Topic 718, was $33.53 per restricted stock unit. The difference between the amount listed above and the $42,000 (60% of $70,000) is due to rounding.

(3)	Represents the aggregate grant date fair value of stock options granted in fiscal 2015 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. For each Outside Director who received an option award during fiscal 2015, the fair value of such award on the grant date, computed in accordance with FASB ASC Topic 718, was $12.14 per option. The difference between the amount listed above and the $28,000 (40% of $70,000) is due to rounding. At May 31, 2015, each of Messrs. Davies, Oliver, Mayer and McDonald had 35,071 options outstanding; Dr. Jemison had 29,071 options outstanding; each of Mr. Barge and Mr. Spaulding had 23,071 options outstanding, of which 3,000 were granted to Mr. Spaulding while he was a consultant and 20,071 were granted to him as an Outside Director. Ms. Williams and Ms. Caponnetto each had 14,071 options outstanding and Mr. Warwick had 2,308 options outstanding.

(4)	Includes compensation for services for membership on an ad-hoc committee formed in fiscal 2015. Mr. Barge and Ms. Caponnetto each received a $15,000 payment and Mr. Oliver received a $25,000 payment.

(5)	The amount shown represents the interest accrued during fiscal 2015 on all amounts previously deferred by the director under the Scholastic Corporation Directors’ Deferred Compensation Plan. Mr. McDonald did not stand for re-election at the 2014 annual meeting of stockholders. He received the full payout of his deferred compensation balance in fiscal 2015.
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(6)	The amount shown in the “Other Compensation” column represents compensation received by Mr. Spaulding pursuant to a consulting arrangement that he has with the Company, which was approved by the Audit Committee.

Involvement in Certain Legal Proceedings

From 1975 to 2005, Andrew S. Hedden was a partner with Coudert Brothers LLP, a law firm which filed for Chapter 11 bankruptcy protection in the Southern District of New York Bankruptcy Court in September 2006.

From 2000 to 2007, Margaret A. Williams was a director of Delta Financial Corp., a consumer finance company which filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware in December 2007.

PROPOSAL 2—APPROVAL OF AMENDMENT NO. 3 TO

THE SCHOLASTIC CORPORATION EMPLOYEE STOCK PURCHASE PLAN

As of June 1, 1999, the Company began offering the opportunity to participate in the Scholastic Corporation Employee Stock Purchase Plan (the “ESPP”) to its United States-based employees. The ESPP was approved by written consent of the Class A Stockholders on November 30, 1998. The Board believes that the ESPP helps the Company attract and retain employees by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP, which is designed to qualify under Section 423 of the Code, is to encourage broad-based employee stock ownership. As of the date hereof, approximately 365 employees currently participate and a total of 1,219,790 shares have been issued under the ESPP, with 106,409 shares remaining available for issuance. Pursuant to the ESPP, employees of the Company and its designated subsidiaries may periodically purchase shares of Common Stock at a discount through payroll deductions.

On July 21, 2015, the Board unanimously adopted an amendment to the ESPP to provide for an increase in the number of shares of Common Stock available for issuance under the ESPP by 500,000 shares, in addition to the 106,409 shares currently remaining available. Such increase is necessary in order to provide for the issuance of shares consistent with current and anticipated participant purchase elections. A copy of the proposed amendment to the ESPP is attached to this Proxy Statement as Appendix A.

The allocation of future share acquisitions under the ESPP is not currently determinable because such allocation depends on future investment decisions to be made by the participants in the ESPP. Accordingly, it is not possible to determine the amounts of benefits that will be received under the ESPP by the Named Executive Officers, all executive officers as a group or all employees other than executive officers. None of the Named Executive Officers are currently participating in the ESPP.

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Summary of the ESPP

Eligibility. To be eligible to participate in the ESPP, an employee must (i) be employed by the Company or certain of its subsidiaries for at least 20 hours per week, (ii) not own 5% or more of the combined voting power or value of the Company’s capital stock or that of any related company, and (iii) have been employed for at least six months prior to the first day of an offering period. Outside Directors are not eligible to participate in the ESPP. As of June 1, 2015, approximately 6,624 employees were eligible to participate in the ESPP, including all of the executive officers, with the exception of Mr. Robinson, who is not eligible due to the fact that he owns more than 5% of the combined voting power and value of the Company’s stock.

Offering Periods. The ESPP has four offering periods per calendar year, on a quarterly basis, during which participating employees accumulate funds in an account used to buy Common Stock through payroll deductions. At the end of each offering period, the purchase price is determined and the participating employee’s accumulated funds are used to purchase shares of Common Stock.

Limitations on the Number of Shares Purchased. Payroll deductions accrue at a rate of not less than 1% and not more than 10% of the employee’s base pay during each payroll period in the offering period. No employee may purchase more than $25,000 worth of Common Stock (based on the fair market value of the Common Stock on the first day of an offering period, which under the terms of the ESPP is the closing price of the Common Stock on the NASDAQ Stock Market on that date, during any calendar year under the ESPP or any other employee stock purchase plan intended to meet the requirements of Section 423 of the Code.

Purchase Price. The purchase price per share of Common Stock is 85% of the fair market value of the Common Stock on the last day of an offering period. On May 29, 2015 (the last business day of fiscal 2015), the closing price for the Common Stock was $44.45 per share.

Shares Available for Grant. Under the ESPP, 400,000 shares of Common Stock (as adjusted to reflect the 100% stock dividend in the form of a 2-for-1 stock split paid on January 16, 2001) were originally reserved for issuance, and 500,000 additional shares were also reserved for issuance in both July 2003 and July 2008. The maximum number of shares of Common Stock that will be available for further issuance under the ESPP, if this Proposal is approved by the Class A Stockholders, will be 606,409 shares, consisting of 500,000 additional shares to be authorized by the proposed amendment and 106,409 shares previously authorized and remaining available for issuance. Shares reserved for issuance under the ESPP are subject to adjustment for stock dividends, stock splits and certain other events as provided in the ESPP. The Common Stock issued under the ESPP will be from the Company’s authorized but unissued shares of Common Stock or from treasury stock.

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Effect of Termination. Employees have no right to acquire Common Stock under the ESPP in the event of termination of employment for any reason prior to the last business day of an offering period. Upon termination of employment, the Company will pay the cash balance in the employee’s account to the employee or to his or her estate. No interest will be paid on such amounts.

Administration. The ESPP is administered by the HRCC, which is authorized to interpret the ESPP and to make such rules and regulations as it deems necessary in connection therewith, so long as any such interpretation or other action taken by the HRCC does not conflict with the requirements of Section 423 of the Code.

Amendment of the ESPP. The Board or the HRCC has the power to amend, suspend or terminate the ESPP, except that neither the Board nor the HRCC may amend the ESPP without stockholder approval if such approval is required by Section 423 of the Code.

Federal Income Tax Consequences. The following discussion summarizes the material federal income tax consequences to the Company and the participating employees in connection with the ESPP under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, estate, inheritance, local or foreign tax laws.

Under the Code, the Company is deemed to grant employees participating in the ESPP an “option” on the first day of each three-month offering period to purchase as many shares of Common Stock as the employee will be able to purchase with the amounts expected to be credited to his or her account during the offering period. On the last day of the offering period, the purchase price is determined and the employee is deemed to have exercised the “option” and purchased that number of shares of Common Stock that his or her accumulated payroll deductions will purchase at the purchase price. Under Section 423 of the Code, no taxable income is recognized by participants in the ESPP at the beginning or end of the offering period.

The required holding period for favorable tax treatment under Section 423 of the Code prior to the disposition of any Common Stock acquired under the ESPP is the later of: (i) two years after the “option” is granted (the first day of an offering period) or (ii) one year after the “option” is exercised and the Common Stock is purchased (the last day of an offering period). Thus, the Common Stock generally must be held for at least one year and nine months after it is purchased to gain favorable tax treatment. When any Common Stock purchased under the ESPP is disposed of after this period, the employee realizes ordinary income to the extent of the lesser of: (a) the amount by which the fair market value of the Common Stock at the time the “option” was granted exceeded the “option price” and (b) the amount by which the fair market value of the Common Stock at the time of the disposition exceeded the “option price.” The “option price” is equal to 85% of the fair market value of

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the Common Stock on the last day of the offering period. Any further gain is taxed at long-term capital gain rates. If the sale price is less than the “option price,” there is no ordinary income and the employee recognizes a long-term capital loss.

When an employee sells Common Stock purchased under the ESPP before the expiration of the required holding period, the employee generally recognizes ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date option was exercised (the last day of an offering period), regardless of the price at which the Common Stock is sold. If the sale price is greater than or less than the fair market value of the Common Stock at the date of exercise, then the employee will also have a capital gain or loss equal to such difference.

Even though an employee who meets the requisite holding period must treat part of his or her gain on a disposition of the Common Stock as ordinary income, the Company may not take an income tax deduction for such amount. However, if an employee disposes of Common Stock before the end of the requisite holding period, the amount of income that the employee must report as ordinary income qualifies as an income tax deduction for the Company during the year of such disposition.

Recommendation

The Board recommends that the holders of the Class A Stock vote FOR the approval of Proposal 2. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of the Class A Stock present and entitled to vote thereon at the Annual Meeting is required to approve Proposal 2.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP (“EY”) to be the independent registered public accountants of the Company for the fiscal year ending May 31, 2016. A representative of EY will be present at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

The aggregate fees for professional services provided by EY to the Company were $4,698,000 for fiscal 2015 and $4,469,000 for fiscal 2014. The total fees for services provided by EY to the Company during the fiscal years ended May 31, 2015 and May 31, 2014 are summarized in the table below.

	Fiscal 2015	Fiscal 2014
	$	$
Audit Fees	$3,477,000	$3,521,500
Audit-Related Fees	$127,000	$302,500
Tax Fees	$899,000	$645,000
All Other Fees	$195,000	$—
TOTAL FEES	$4,698,000	$4,469,000
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Type of Fee paid	Work performed
Audit Fees	Fees related to:
	•	the annual audit of the consolidated financial statements and internal control over financial reporting
	•	quarterly financial statement reviews
	•	statutory audits
Audit-Related Fees	Fees related to:
	•	benefit plan audits
	•	stand alone audit of a subsidiary
Tax Fees	Fees related to:
	•	federal, state and international tax compliance
	•	domestic and international tax consulting
Other Fees	Fees related to:
	•	advisory services relating to the Company’s acquisition and divestiture activities

In fiscal 2015 and fiscal 2014, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee approved the Audit Fees and also pre-approved all of the Audit-Related services and Tax services provided by EY. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service proposed to be provided prior to commencement of the engagement. The Audit Committee then makes an evaluation as to whether the provision of the proposed non-audit service by EY will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the Audit Committee has delegated to its chair, currently Mr. Oliver, the authority to approve such service on its behalf, provided that such action is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE’S REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2015 with the Company’s management. The Audit Committee has discussed with EY, the Company’s independent public registered accountants, the matters required to be discussed by Statement on Auditing Standards no. 61, as adopted by the Public Company Accounting Oversight Board, as modified or supplemented.

The Audit Committee has also received the written disclosures and the letter from EY required by Rule 3526 of the Public Company Accounting Oversight Board, and the Audit Committee has discussed the independence of EY with that firm.

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Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015 for filing with the SEC.

Audit Committee

Augustus K. Oliver, Chairperson
James W. Barge
John L. Davies

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2016 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 12, 2016 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2016 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 26, 2016.

OTHER MATTERS

The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Andrew S. Hedden
Secretary
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AMENDMENT NUMBER THREE

TO THE

AMENDED AND RESTATED

SCHOLASTIC CORPORATION EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Scholastic Corporation (the “Company”) maintains the Scholastic Corporation Employee Stock Purchase Plan Amended and Restated as of March 1, 2010 (as subsequently amended, the “Plan”); and

WHEREAS, pursuant to Section 22 of the Plan, the Company reserved the right, by action of its Board of Directors or its Human Resources and Compensation Committee (the “Committee”), to amend the Plan from time to time; and

WHEREAS, the Committee desires to amend the Plan.

NOW, THEREFORE, subject to the approval of this Amendment Number Three by the holders of the Company’s Class A Stock, the Plan is amended as follows:

Paragraph (a) of Section 3 of the Plan is amended by substituting: “1,900,000” for “1,400,000” where it appears therein.

Subject to the foregoing, the Plan remains in full force and effect in accordance with the terms thereof.

The foregoing amendment was duly approved by resolution of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation adopted at its meeting held on July 21, 2015.

A-1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

SCHOLASTIC CORPORATION
Annual Meeting of Stockholders
September 21, 2015 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints RICHARD ROBINSON AND ANDREW S. HEDDEN, or either of them, each with the full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Monday, September 21, 2015 at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If you are a stockholder of record and no direction is given, this Proxy will be voted FOR the election of directors. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to your account invested in the Scholastic Corporation Stock Fund on July 31, 2015 by completing the reverse side of this card and returning it by September 16, 2015.

Continued and to be signed on reverse side

SCHOLASTIC CORPORATION
557 BROADWAY
NEW YORK, NY 10012

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
				☐	☐	☐
1.	Election of Directors
Nominees

01	James W. Barge	02	John L. Davies

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCHOLASTIC CORPORATION

Proxy for Annual Meeting of Stockholders, September 21, 2015

(The Solicitation of This Proxy is Made of Behalf of the Board of Directors)

The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Monday, September 21, 2015, at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Class A Stock the undersigned would be entitled to vote if personally present.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION

CLASS A STOCK PROXY

Annual Meeting of Stockholders, September 21, 2015

In the absence of specific directions noted below, it is understood that the undersigned’s shares of Class A Stock will be voted FOR THE ELECTION OF DIRECTORS and FOR Proposal 2.

The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows:

1.	For the election of: Richard Robinson, Andrés Alonso, Marianne Caponnetto, Andrew S. Hedden, Katrina Lane, Peter Warwick and Margaret A. Williams.

FOR:	WITHHOLD:	FOR ALL EXCEPT:

(Write the name(s) of the individuals nominee(s) for whom authority to vote in withheld on the line below):

2.	For the approval of Amendment No. 3 to the Amended and Restated Scholastic Corporation Employee Stock Purchase Plan.

FOR:	AGAINST:	ABSTAIN:

3.	In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock.

Date:
Class A Stockholder
No. of Shares :

Please mark your vote as indicated in this example X